AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1997
                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                            THERMEDICS DETECTION INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ------------------

        MASSACHUSETTS               3823                      04-3311544
(STATE OR OTHER JURISDICTION   (PRIMARY STANDARD           (I.R.S. EMPLOYER
    OF INCORPORATION OR           INDUSTRIAL               IDENTIFICATION NO.)
       ORGANIZATION)          CLASSIFICATION CODE
                                   NUMBER)

                               ------------------

                                  220 MILL ROAD
                      CHELMSFORD, MASSACHUSETTS 01824-4178
                                 (508) 251-2000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                            SANDRA L. LAMBERT, CLERK
                            THERMEDICS DETECTION INC.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                             Waltham, MA 02254-9046
                                 (617) 622-1000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                    COPY TO:

                           SETH H. HOOGASIAN, ESQUIRE
                                 GENERAL COUNSEL
                            THERMEDICS DETECTION INC.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000

                               ------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement has become effective.

                               ------------------


    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               ------------------


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
  TITLE OF EACH CLASS             AMOUNT              PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
OF SECURITIES TO BE                TO BE               OFFERING PRICE              AGGREGATE              REGISTRATION
      REGISTERED                REGISTERED              PER SHARE(1)         OFFERING PRICE(1)               FEE
      ----------                ----------              -------------         ------------------               ---
Common Stock, $.10 par
value per share                   643,500                  $11.72                 $7,541,820                 $2,286
======================================================================================================================

(1) Calculated pursuant to Rule 457(c).

                             ------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   SUBJECT TO COMPLETION, DATED JULY 24, 1997

PROSPECTUS

                              643,500 SHARES

                                  [LOGO]
                               COMMON STOCK

    This Prospectus relates to the resale of 643,500 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of Thermedics Detection Inc. (the "Company") by certain shareholders of the Company (the "Selling Shareholders"). The Shares may be offered from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected by the sale of the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the sellers and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any broker-dealer who acts in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally sold by the Company in private placements pursuant to certain Stock Purchase Agreements with the Company dated March 26, 1996 and November 19, 1996 (the "Purchase Agreements"). See "Selling Shareholders."

                             ------------------


    THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                             ------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriter or otherwise.

                             ------------------

    The Company is a majority-owned subsidiary of Thermedics Inc. ("Thermedics"), which is a majority-owned subsidiary of Thermo Electron
Corporation ("Thermo Electron"). The Common Stock is traded on the American Stock Exchange under the symbol "TDX". On July 23, 1997, the reported closing price of the Common Stock on the American Stock Exchange was $11-13/16 per share.

               , 1997







                                  THE COMPANY

    Thermedics Detection Inc. (the "Company") develops, manufactures and markets high-speed on-line detection and measurement systems used in a variety of industrial process applications, explosives detection and laboratory analysis. The Company operated as a division of Thermedics until its incorporation as a Massachusetts corporation in December 1990. In connection with the Company's incorporation, Thermedics transferred to the Company its TEA Analyzer and certain other trace detection technologies in exchange for 10,000,000 shares of the Company's Common Stock. In January 1996, the Company acquired substantially all of the assets of Moisture Systems Corporation and the stock of Rutter & Co. B.V. (collectively, "Moisture Systems"). Unless the context otherwise requires, references in this Prospectus to the Company or Thermedics Detection Inc. refer to Thermedics Detection Inc. and its subsidiaries and predecessors. As of June 28, 1997, Thermedics beneficially owned 74.8% of the outstanding Common Stock. The Company's principal executive offices are located at 220 Mill Road,
Chelmsford,   Massachusetts  01824-4178,  and  its  telephone  number  is  (508)
251-2000.

                             ------------------


    Alexus, EGIS and TEA Analyzer are each registered trademarks, and Flash-GC, InScan, Micro-Quad, Quadra-Beam, Rampart and SecurScan are trademarks, of Thermedics Detection Inc. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.


                                       2





                                  RISK FACTORS

    In addition to the other information in this Prospectus, investors should carefully consider the following risk factors when evaluating an investment in the Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Prospectus.

    Uncertainty of Market Acceptance of New Products. Certain of the Company's products represent alternatives to traditional detection and analytical methods. As a result, such products may be slow to achieve, or may not achieve, market acceptance, as customers may seek further validation of the efficiency and efficacy of the Company's technology, particularly where the purchase of the product requires a significant capital commitment. The Company believes that, to a significant extent, its growth prospects depend on its ability to gain acceptance of the efficiency and efficacy of the Company's innovative technologies by a broader group of customers. The Company is currently devoting significant resources toward the enhancement of its existing products and the development of new products and technologies, including the Company's Flash-GC high-speed gas chromatography system; a more portable EGIS; SecurScan, a walk-through explosives-detection system; and Rampart, a lower-cost EGIS unit for use in airport screening of carry-on baggage. There can be no assurance that the Company will be successful in obtaining such broad acceptance or that, if obtained, such acceptance will be sustained. The failure of the Company to obtain and sustain such broad acceptance could have a material adverse effect on the Company's business, financial condition and results of operations.

    Ongoing Product Development Efforts Required by Rapid Technological Change. The markets for the Company's products are characterized by changing technology, evolving industry standards and new product introductions. The Company's future success will depend in part upon its ability to enhance its existing products and to develop and introduce new products and technologies to meet changing customer requirements. There can be no assurance that the Company will successfully complete the enhancement and development of these products in a timely fashion or that the Company's current or future products will satisfy the needs of its markets.

    Dependence of Explosives Detection Market on Government Regulation and Airline Industry. The Company's sales of its explosives-detection systems for use in airports has been and will continue to be dependent on governmental initiatives to require, or support, the screening of checked luggage, carry-on items and personnel with advanced explosives-detection equipment. Substantially all of such systems have been installed at airports in countries other than the United States, in which the applicable government or regulatory authority overseeing the operations of the airport has mandated such screening. Such mandates are influenced by many factors outside of the control of the Company, including political and budgetary concerns of governments, airlines and airports. Of the more than 600 commercial airports worldwide, more than 400 are located in the United States. Accordingly, the Company believes that the size of the market for explosives-detection equipment is, and will increasingly be, significantly influenced by United States government regulation. In the United States, the Aviation Security Act of 1990 directed the Federal Aviation Administration ("FAA") to develop a standard for explosives-detection systems and required airports in the United States to deploy systems meeting this standard in 1993. The standard adopted by the FAA is more comprehensive than standards adopted in most other countries. To date, no system has demonstrated that it meets the FAA standard under realistic airport operating conditions. As a result, the FAA has not mandated the installation of automated explosives-detection systems, and only a limited number of these systems have been deployed, primarily on a test basis, in the United States. The FAA first certified a computed X-ray tomography system for checked luggage in December 1994. However, the FAA has recognized that this system must undergo further testing to resolve whether it can operate under realistic airport operating conditions. The Company's systems are trace detectors for which no FAA certification process for checked baggage, carry-on or personal screening exists to date. In 1992, the FAA approved the Company's EGIS system for use by airlines in screening carry-on electronic items and luggage searches.


                                       3





Each airline must seek this approval for each application. Although the FAA has provided significant funding to the Company in connection with the development of its explosives-detection technology, there can be no assurance that any of the Company's systems will ever meet this or any other United States certification standard. Any product utilizing a technology ultimately recommended or required by the FAA will have a significant competitive advantage in the market for explosives-detection devices. Unless the FAA takes action with respect to a particular explosives-detection product or technology, airlines will not be required to upgrade existing metal detection equipment. Earnings of U.S. air carriers tends to fluctuate significantly from time to time. Any depression in the financial condition of such carriers would likely result in lower capital spending for discretionary items. Moreover, there can be no assurance that additional countries will mandate the implementation of effective explosives screening for airline baggage, carry-on items or personnel, or that, if mandated, the Company's systems will meet the certification or other requirements of the applicable government authority. Even if the Company's systems were to meet the applicable requirements, there can be no assurance that the Company would be able to market its systems effectively. See "Business -- Explosives Detectors" and "-- Government Regulation."

    In October 1996, the United States enacted legislation which includes a $144.2 million allocation to purchase explosives-detection systems and other advanced security equipment, including trace detection equipment such as the systems manufactured by the Company, for carry-on and checked baggage screening. There can be no assurance that this legislation will not be modified to reduce the funding for advanced explosives equipment, that the necessary appropriations will be made to fund the purchases of advanced explosives-detection equipment contemplated by the legislation, that trace-detection equipment such as the systems manufactured by the Company will be mandated, or that, even if such appropriation is made and such equipment is mandated, any of the Company's explosives-detection systems will be purchased for installation at any airports in the United States. Further, there can be no assurance that the U.S. will mandate the widespread use of these systems after completion of the initial purchases.

    Significance of Certain Customers. Sales of process detection instruments to bottlers licensed by The Coca-Cola Company ("Coca-Cola Bottlers") were $32,184,000, $9,974,000 and $10,641,000 in 1994, 1995 and 1996, respectively, or
64%, 36% and 24% of the Company's revenues, respectively, during such periods. Sales to Coca-Cola Bottlers have decreased as these customers have substantially completed full deployment of the Company's Alexus system in existing plant locations. Although the Company anticipates that it will continue to derive revenues from the sale of upgrades and new systems to new plants, as well as services to the Coca-Cola Bottlers, the Company does not expect that revenues derived from these customers will continue at a rate comparable to prior years. While the Company believes that the introduction of new process detection products for the food, beverage and other markets will continue to reduce the significance of the Coca-Cola Bottlers to the Company's results of operations, there can be no assurance that the Company will be successful in the introduction of new process detection products or that any sales of these products will be sufficient to maintain a rate of growth equivalent to prior years.

    Competition; Technological Change. The Company encounters, and expects to continue to encounter, competition in the sale of its current and future products. Many of the Company's competitors and potential competitors have substantially greater resources, manufacturing and marketing capabilities, research and development staff and production facilities than those of the Company. Some of these competitors have large existing installed bases of products with substantial numbers of customers. In addition, other major corporations have recently announced their intention to enter certain of the Company's markets, including the security screening market. The Company believes that many of its products are successful because they are technologically superior to alternative products offered by some of the Company's competitors. In order to continue to be successful, the Company believes that it will be important to maintain this technological advantage. No assurance can be given that the Company will be able to maintain such an advantage or that competitors of the Company will not develop technological innovations that will render products of the Company obsolete. For example, the Company's EGIS system competes against other trace explosives detection systems as well as systems utilizing dual energy X-ray or computed X-ray tomography imaging technologies. There can be no assurance that such technologies will not be enhanced to a degree that would impair the Company's ability to market its explosives detection systems. See "Business -- Competition."


                                       4





    Potential for Product Liability Claims. The Company's business involves the risk of product liability claims inherent to the explosives detection business, as well as the food, beverage and other industries. There are many factors beyond the control of the Company that could result in the failure of the Company's products to detect explosives or contaminants in food or beverage containers, such as the reliability of a customer's operators, the ongoing training of such operators and the maintenance of the Company's products by its customers. For these and other reasons, there can be no assurance that the Company's products will detect all explosives or contaminants. The failure to detect explosives or contaminants could give rise to product liability claims and result in negative publicity that could have a material adverse effect on the Company's business, financial condition and results of operations. The Company currently maintains both aviation and general product liability insurance in amounts the Company believes to be commercially reasonable. There can be no assurance that this insurance will be sufficient to protect the Company from product liability claims, or that product liability insurance will continue to be available to the Company at a reasonable cost, if at all.

    Uncertainties Associated With International Operations. In 1994, 1995 and 1996, international sales accounted for 85%, 73% and 67%, respectively, of the Company's revenues, and the Company anticipates that international sales will continue to account for a significant percentage of the Company's revenues.
Sales to customers in The Netherlands accounted for approximately 17% of the Company's revenues in 1996. See Note 8 of Notes to the Company's Consolidated Financial Statements. International revenues are subject to a number of uncertainties, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade; fluctuations in exchange rates may affect product demand and adversely affect the profitability in U.S. dollars of products and services provided by the Company in foreign markets where payment for the Company's products and services is made in the local currency; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. Moreover, many foreign countries have their own regulatory approval requirements for sales of the Company's products. As a result, the Company's introduction of new products into international markets can be costly and time-consuming, and there can be no assurance that the Company will be able to obtain the required regulatory approvals on a timely basis, if at all. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations. The Company does not attempt to minimize currency and exchange rate risks through material hedging activities.

    Limited Protection of Proprietary Technology and Risks of Third-Party Claims. Proprietary rights relating to the Company's products will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are maintained in confidence as trade secrets. The Company owns numerous United States and foreign patents and has filed applications for additional patents. In addition, the Company has an exclusive, perpetual, royalty-free license under certain patents covering the use of near-infrared and very near-infrared emitting diodes for on-line spectral measurements. There can be no assurance, however, that any patents now or hereafter owned by the Company will afford protection against competitors, or as to the likelihood that patents will issue from pending patent applications. Proceedings initiated by the Company to protect its proprietary rights could result in substantial costs to the Company. Although the Company believes that its products and technology do not infringe any existing proprietary rights of others, there can be no assurance that third parties will not assert such claims against the Company in the future or that such future claims will not be successful. The Company could incur substantial costs and diversion of management resources with respect to the defense of any claims relating to proprietary rights, which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block the Company's ability to make, use, sell, distribute or market its products and services in the U.S. or abroad. Such a judgment could have a material adverse effect on the Company's business, financial condition and results of operations. In the event that a claim relating to proprietary technology or information is asserted against the Company, the


                                       5





Company may seek licenses to such intellectual property. There can be no assurance, however, that such a license could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses will be acceptable to the Company. The failure to obtain the necessary licenses or other rights could preclude the sale, manufacture or distribution of the Company's products and, therefore, could have a material adverse effect on the Company's business, financial condition and results of operations. The cost of responding to any such claim may be material, whether or not the assertion of such claim is valid. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development by others of similar technology. In addition, the laws of some jurisdictions do not protect the Company's proprietary rights to the same extent as the laws of the U.S. There can be no assurance that these protections will be adequate. See "Business -- Intellectual Property."

    Risks Associated with Acquisition Strategy. The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing product lines. For example, in January 1996 the Company acquired Moisture Systems. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. Any acquisitions completed by the Company may be made at substantial premiums over the fair value of the net assets of the acquired companies. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders.

    Difficulties in Managing Rapid Growth. Due to the level of technical and marketing expertise necessary to support its existing and new customers, the Company must attract and retain highly qualified and well-trained personnel. There are a limited number of persons with the requisite skills to serve in these positions, and it may become increasingly difficult for the Company to hire such personnel. Further rapid expansion may also significantly strain the Company's administrative, operational and financial personnel, management information systems, manufacturing operations and other resources. There can be no assurance that the Company's systems, procedures and controls will be adequate to support the Company's operations. Failure to manage growth properly could have a material adverse effect on the Company's business, financial condition and results of operations. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management."

    Potential Fluctuations in Quarterly Performance. Significant annual and quarterly fluctuations in the Company's results of operations may be caused by, among other factors, the overall demand for, and market acceptance of, the Company's products; the timing of regulatory approvals for certain of the Company's products, government initiatives to promote the use of explosives detection systems such as those manufactured and sold by the Company; the timing of the announcement, introduction and delivery of new products and product enhancements by the Company and its competitors; variations in the Company's product mix and component costs; timing of customer orders; adjustments of delivery schedules to accommodate customers programs; the availability of components from suppliers; the timing and level of expenditures in anticipation of future sales; the mix of products sold by the Company; and pricing and other competitive conditions. Because certain of the Company's products require significant capital expenditures and other commitments by its customers, the Company has experienced extended sales cycles. Delays in anticipated purchase orders could have a material adverse effect on the Company's business, financial condition and results of operations. Customers may also cancel or reschedule shipments, and product difficulties could delay shipments. Because the Company's operating expenses are based on anticipated revenue levels and a high percentage of the Company's expenses are fixed for the short term, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter. There can be no assurance that any of these factors will not have a material adverse impact on the Company's business and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


                                       6







    Dependence on Key Personnel. The Company is highly dependent on the members of its senior management, including Messrs. John Wood, Jeffrey Langan, David Fine, John Hatsopoulos and Paul Kelleher. Messrs. Wood, Hatsopoulos and Kelleher are full-time employees of Thermo Electron or Thermedics, but these individuals devote such portions of their time to the Company's affairs as the Company's needs reasonably require from time to time. While the amount of time devoted to the affairs of the Company by these individuals may vary substantially from time to time, the Company generally expects that Mr. Wood will devote from 10% to 20% of his time, and that Messrs. Hatsopoulos and Kelleher will devote less than 5% of their time, respectively, to the affairs of the Company. See "Management." The loss of one or more of these individuals could have a material adverse effect on the Company. In addition, the Company believes that its future success will depend in part on whether it can attract and retain highly qualified engineering, management, manufacturing, marketing and sales personnel, particularly as the Company expands its business activities. The Company faces significant competition for the services of such personnel from other companies. There can be no assurance that the Company will be able to continue to attract and retain the personnel it requires for continued growth. The failure to hire and retain such personnel could materially adversely affect the Company. See "Management."

    Lack of Voting Control; Control by Thermedics. The Company's stockholders do not have the right to cumulate votes for the election of directors. Thermedics beneficially owns approximately 74.8% of the outstanding Common Stock. Accordingly, Thermedics has the power to elect the entire Board of Directors of the Company and to approve or disapprove any corporate actions submitted to a vote of the Company's stockholders. See "Relationship with Thermo Electron and Thermedics" and "Security Ownership of Certain Beneficial Owners and Management."

    Potential Conflicts of Interest. The Company may be subject to potential conflicts of interest from time to time as a result of its relationship with Thermo Electron and Thermedics. See "Relationship with Thermo Electron and Thermedics" and "Transactions with Affiliates." Certain officers of the Company are also officers of Thermedics, Thermo Electron and/or other subsidiaries of Thermo Electron, and are full-time employees of Thermedics or Thermo Electron. Such officers devote only a portion of their working time to the affairs of the Company. For financial reporting purposes, the Company's financial results are included in the consolidated financial statements of Thermedics and Thermo Electron. The members of the Board of Directors of the Company who are also affiliated with Thermo Electron or Thermedics will consider not only the short-term and the long-term impact of operating decisions on the Company, but also the impact of such decisions on the consolidated financial results of Thermedics and Thermo Electron. In some instances the impact of such decisions could be disadvantageous to the Company while advantageous to Thermedics or Thermo Electron, or vice versa. The Company is a party to various agreements with Thermo Electron that may limit the Company's operating flexibility. See "Relationship with Thermo Electron and Thermedics" and "Transactions with Affiliates."

    Significant Additional Shares Eligible for Sale After the Offering. The 9,992,400 shares of Common Stock owned by Thermedics are eligible for resale under Rule 144. In addition, subject to certain limitations described below under "Shares Eligible for Future Sale," as long as Thermedics is able to elect a majority of the Company's Board of Directors, it will have the ability to cause the Company at any time to register for resale all or a portion of the Common Stock owned by Thermedics. Additional shares of Common Stock issuable upon exercise of options granted under the Company's stock-based compensation plans will become available for future sale in the public market at prescribed times. Sales of a significant number of shares of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. See "Relationship with Thermo Electron and Thermedics" and "Shares Eligible for Future Sale."

    Lack of Dividends. The Company anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock. Declaration of dividends on the Common Stock will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions. See "Dividend Policy."


                                       7





                        PRICE RANGE OF COMMON STOCK

    The Company's Common Stock has been publicly traded on the American Stock Exchange on a "when-issued" basis since February 24, 1997 and has been traded "regular way" since March 26, 1997. The following table sets forth, for the periods indicated, the high and low sales prices for the Common Stock on the American Stock Exchange.


 FISCAL 1997                                                     HIGH       LOW
 -----------                                                     ----       ---
First Quarter (February 24, 1997 through March 29, 1997)      $12   1/4  $10 5/8
Second Quarter                                                $13   1/4  $ 9 3/4
Third Quarter (through July 23, 1997)                         $11 15/16  $10 1/2

    As of July 23, 1997, there were 358 holders of record of Common Stock. This figure does not reflect beneficial ownership of shares held in street or nominee name.

                              DIVIDEND POLICY

    The Company has never paid any cash dividends on the Common Stock. The Company anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock.


                                       8







                 SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            1997
                                                            ----
                                                            FIRST
                                                            -----
Revenues                                                   $12,429
Gross Profit                                                 6,333
Net Income                                                   1,024
Earnings per Share                                             .09
                                                                             1996
                                                          -----------------------------------------
                                                          FIRST (1)   SECOND     THIRD      FOURTH
                                                          ----------   ------     -----      ------
Revenues                                                   $9,345     $10,104    $11,117   $13,184
Gross Profit                                                4,620       3,981      5,881     7,118
Net Income (Loss)                                            (524)     (1,244)       705     1,425
Earnings (Loss) per Share                                    (.05)       (.12)       .07       .14

                                                                             1995
                                                           ----------------------------------------
                                                            FIRST      SECOND     THIRD      FOURTH
                                                            -----      ------     -----      ------
Revenues                                                   $9,050     $ 7,140    $ 5,998   $ 5,766
Gross Profit                                                4,660       3,274      2,275     2,509
Net Income (Loss)                                           1,202         426        (35)      (85)
Earnings (Loss) per Share                                     .12         .04      --         (.01)


(1) Includes the results of Moisture Systems and Rutter since their acquisition by the Company on January 25, 1996.


                                       9







                                 CAPITALIZATION



    The following table sets forth the capitalization of the Company as of March 29, 1997.


                                                                                        MARCH 29, 1997
                                                                                        --------------
                                                                                        (IN THOUSANDS,
                                                                                     EXCEPT SHARE AMOUNTS)
 Short-term Obligation:
    Promissory Note to Parent Company                                                       $21,200
                                                                                            =======
 Shareholders' Investment:
    Common stock, $.10 par value, 50,000,000 shares authorized; 13,354,792 shares
      issued and outstanding (1)                                                            $ 1,335
    Capital in excess of par value                                                           40,984
    Retained earnings                                                                         8,160
    Cumulative translation adjustment                                                        (1,039)
                                                                                            -------
        Total Shareholders' Investment                                                      $49,440
                                                                                            =======

(1) Does not include 358,333 shares of Common Stock reserved for issuance under the Company's stock-based compensation plans as of March 29, 1997. Options to purchase 216,849 shares of Common Stock had been granted and were outstanding under the Company's stock-based compensation plans as of March 29, 1997. See "Management -- Compensation of Directors" and "-- Compensation of Executive Officers" and Note 3 of Notes to the Company's Consolidated Financial Statements.


                                       10





                         SELECTED FINANCIAL INFORMATION

    The selected financial information below as of and for the fiscal years ended December 31, 1994, December 30, 1995 and December 28, 1996 has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this Prospectus. This information should be read in conjunction with the Company's Consolidated Financial Statements and related notes included elsewhere in this Prospectus. The selected financial information for the fiscal year ended January 1, 1994 has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, but have not been included in this Prospectus. The selected financial information for the fiscal year ended January 2, 1993 and as of January 1, 1994 and the three month periods ended March 30, 1996 and March 29, 1997 has not been audited but, in the opinion of the Company, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The results of operations for the three months ended March 29, 1997 are not necessarily indicative of results for the entire year.

                                                            FISCAL YEAR                        THREE MONTHS ENDED      PRO FORMA
                                          ------------------------------------------------    --------------------    COMBINED (2)
                                                                                               MARCH 30,   MARCH 29,  FISCAL YEAR
                                           1992      1993      1994      1995     1996 (1)     1996        1997          1996
                                           ----      ----      ----      ----     ---------     ----        ----          ----
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Revenues                                 $17,361   $42,031   $50,343    $27,954    $43,750     $ 9,345     $12,429      $45,297
                                         -------   -------   -------    -------    -------     -------     -------      -------
Costs and Operating Expenses:
   Cost of Revenues                        9,329    23,759    24,906     15,236     22,150       5,182       6,096       22,793
   Selling, General and Administrative
     Expenses                              4,229     7,526    11,973      7,487     15,525       3,558       3,449       16,233
   Research and Development
     Expenses                                647     1,790     3,895      2,741      4,608       1,176       1,071        4,608
                                         -------   -------   -------    -------    -------     -------     -------      -------
                                          14,205    33,075    40,774     25,464     42,283       9,916      10,616       43,634
                                         -------   -------   -------    -------    -------     -------     -------      -------
Operating Income (Loss)                    3,156     8,956     9,569      2,490      1,467        (571)      1,813        1,663
Interest and Other Expense, Net            --        --        --           (72)      (878)       (266)       (107)        (934)
                                         -------   -------   -------    -------    -------     -------     -------      -------
Income (Loss) Before for Income Taxes      3,156     8,956     9,569      2,418        589        (837)      1,706          729
Income Tax (Provision) Benefit            (1,253)   (3,153)   (3,189)      (910)      (227)        313        (682)        (291)
                                         -------   -------   -------    -------    -------     -------     -------      -------
Net Income (Loss)                        $ 1,903   $ 5,803   $ 6,380     $ 1,508   $   362      $ (524)     $ 1,024     $   438
                                         =======   =======   =======    =======    =======      ======      =======     =======
Earnings (Loss) per Share (3)           $    .19  $   .58    $   .63    $   .15    $   .04      $ (.05)     $   .09     $   .04
                                         =======   =======   =======    =======    =======     =======      =======     =======
Weighted Average Shares (3)               10,069    10,069    10,069     10,069     10,320      10,099       10,976      10,320
                                         =======   =======   =======    =======    =======      ======      =======     =======

BALANCE SHEET DATA (AT END OF PERIOD):
Working Capital                          $ 5,593   $   447   $ 6,116    $11,273    $23,358                  $31,429
Total Assets                              12,126    25,544    17,793     20,322     53,483                   85,412
Long-term Obligations                      --        --         --         --       21,200                    --
Shareholders' Investment                   7,282     3,822     9,208     13,773     20,910                   49,440


(1) Includes the results of Moisture Systems and Rutter since their acquisition by the Company on January 25, 1996.

(2) The pro forma combined statement of income data was derived from the pro forma combined condensed statement of income included elsewhere in this Prospectus. The pro forma combined statement of income data sets forth the results of operations for fiscal 1996, as if the acquisitions of Moisture Systems and Rutter had occurred on January 1, 1996.

(3) Pursuant to Securities and Exchange Commission requirements, earnings per share have been presented for all periods. Weighted average shares for all periods include 10,000,000 shares issued to Thermedics in connection with the initial capitalization of the Company, the effect of shares sold through private placements, as well as the incremental effect of the assumed issuance of the shares in the private placements and the assumed exercise of stock options issued within one year prior to the Company's initial public offering with exercise prices less than the initial public offering price.


                                       11







                      MANAGEMENT'S DISCUSSION AND ANALYSIS
             OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    Thermedics Detection Inc. (the "Company") develops, manufactures and markets high-speed on-line detection and measurement systems used in a variety of industrial process applications, explosives detection and laboratory analysis. The Company's industrial process systems use ultratrace chemical detectors, high-speed gas chromatography, X-ray imaging, near-infrared spectroscopy and other technologies for quality assurance of in-process and finished products, primarily in the food, beverage, pharmaceutical, forest products, chemical and other consumer products industries. The Company's explosives-detection equipment uses simultaneous trace particle- and vapor-detection techniques based on its proprietary chemiluminescence and high-speed gas chromatography technologies. Customers use the Company's explosives-detection equipment to detect plastic and other explosives at airports and border crossings, for other high-security screening applications and for forensics and search applications.

    Historically, the Company's principal product lines were process detection systems, including Alexus systems, and EGIS explosives detectors. The Company expanded its product lines to include moisture analysis equipment through its acquisition of Moisture Systems and Rutter in January 1996, and also introduced its InScan systems and Flash-GC gas chromatography systems in 1996. The Company also performs contract research and development services for government and industry customers and generates service revenues through long-term contracts.

    The Company's strategy has been to develop proprietary, high-speed analytical technologies to meet the needs of its customers, introduce those technologies to new markets, and finally, employ the process knowledge gained from customers in these markets to develop new proprietary technologies. In 1992, based on technologies used in its EGIS systems and TEA Analyzer, the Company developed its line of Alexus systems, which detect trace amounts of contaminants in refillable plastic bottles for the soft-drink industry. The Coca-Cola Bottlers elected to retrofit all of their existing refillable plastic bottling lines outside of the U.S. with this device, creating a dramatic increase in sales in 1993 through 1994. Sales of Alexus systems to the Coca-Cola Bottlers were $32.2 million, or 64% of the Company's revenues, in 1994. By 1995, the Coca-Cola Bottlers had substantially completed their retrofit, and sales of the Alexus systems substantially declined. Sales of Alexus systems to the Coca-Cola Bottlers were $10.0 million and $10.6 million, or 36% and 24% of the Company's revenues, in 1995 and 1996, respectively. These revenues represent product line upgrades by the Company's installed base, and new bottling lines added by the Coca-Cola Bottlers. The Company has sought to expand its customer base and continues to develop Alexus upgrades and new applications and products. The Company also introduced several new product lines over the last 12 months, including its InScan and Flash-GC product lines. As the Company begins marketing these and other products, including its EGIS explosives-detection equipment, the Company believes that it will become less dependent on its traditional revenue base. No assurance can be given, however, that the Company will be able to significantly broaden the markets for its process detection systems.

    The Company's sales of its explosives-detection systems for use in airports has been and will continue to be dependent on governmental initiatives to require, or support, the screening of checked luggage, carry-on items and personnel with advanced explosives-detection equipment. Significant terrorist acts, such as the downing of Pan American Flight 103, the World Trade Center bombing and the bombing in Oklahoma City have sparked renewed government initiatives in the screening of people, baggage and packages at high-sensitivity locations such as airports. In October 1996, in response to the explosion of TWA Flight 800, the United States enacted legislation which included $144.2 million allocated for the purchase of explosives-detection systems and other advanced security equipment, including trace equipment, such as the systems manufactured by the Company for carry-on and checked baggage screening. The Company believes that this legislation and potential follow-on legislation may generate significant growth in the market for explosives-detection instruments, including trace-detection systems.

    A substantial portion of the Company's revenues originate outside of the U.S. Although the Company seeks to charge its customers in the same currency as its operating costs, the Company's financial performance and competitive position may be impacted by currency exchange rate fluctuations affecting the relationship between the U.S. dollar and foreign currencies.


                                       12






RESULTS OF OPERATIONS

FIRST QUARTER 1997 COMPARED WITH FIRST QUARTER 1996

    Revenues in the first quarter of 1997 increased 33% to $12.4 million from $9.3 million in the first quarter of 1996. Product revenues increased 38% to $9.1 million in 1997 from $6.5 million in 1996, while service revenues increased 20% to $3.3 million in 1997 from $2.8 million in 1996. Revenues from the Company's process detection instruments increased to $4.7 million in 1997 from $1.3 million in 1996, primarily due to $2.2 million from the continued fulfillment of a mandated product line upgrade from The Coca-Cola Company to its existing installed base and, to a lesser extent, increased shipments of the Company's InScan systems, which were introduced in 1996. Revenues from the mandated product-line upgrade are expected to continue through the third quarter of 1997. Revenues from the Company's EGIS explosives detection systems and related services decreased to $1.0 million in 1997 from $2.9 million in 1996, primarily due to reduced demand in 1997 when compared with the sale in 1996 of eight EGIS systems to the U.S. government to provide counter-terrorism support in Israel. In May 1997, the Company was awarded a $6.2 million contract for its EGIS systems from the Federal Aviation Administration. Revenues from the Company's Moisture Systems subsidiary increased to $4.0 million in 1997 from $2.9 million in 1996, primarily due to the inclusion of revenues for the full quarter in 1997.

    The gross profit margin increased to 51% in the first quarter of 1997 from 45% in the first quarter of 1996. The gross profit margin on product revenues increased to 49% in 1997 from 46% in 1996 as a result of a change in product mix in 1997. The gross profit margin on service revenues increased to 56% in 1997 from 42% in 1996, primarily due to increased field service efficiencies and the inclusion of higher-margin service revenues from Moisture Systems for the full quarter in 1997.

    Selling, general and administrative expenses as a percentage of revenues decreased to 28% in the first quarter of 1997 from 38% in the first quarter of 1996 as a result of an increase in revenues and nonrecurring costs in the 1996 period related to a reduction in personnel and other adjustments. This decrease was offset in part by increased selling expense as the Company develops a sales force for its InScan and Flash-GC systems. Research and development expenses as a percentage of revenues declined to 8.6% in the first quarter of 1997 from 12.6% in the first quarter of 1996, primarily due to an increase in revenues and the substantial completion of research and development relating to the Company's InScan systems.

    Interest expense, related party, of $0.3 million in the first quarter of 1997 reflects the issuance of a $21.2 million promissory note to Thermedics in connection with the January 1996 acquisition of Moisture Systems. This note is due March 1998, and bears interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. See "Transactions with Affiliates."

    The effective tax rates were 40% and 37% in the first quarter of 1997 and 1996, respectively. The effective tax rates in both periods exceeded the statutory federal income tax rate primarily due to the impact of state income taxes. The effective tax rate increased in 1997 due to higher state income taxes.

1996 COMPARED WITH 1995(1)

    Total revenues increased to $43.8 million in 1996 from $28.0 million in 1995. Product revenues increased 69% to $31.3 million in 1996 from $18.5 million in 1995, while service revenues increased 32% to $12.5 million in 1996 from $9.5 million in 1995.

    Revenues increased in 1996 due to the inclusion of $18.0 million in revenues from Moisture Systems and Rutter, which were acquired in January 1996. Revenues from the Company's process detection instruments decreased to $16.0 million in 1996 from $18.5 million in 1995, primarily due to a decrease in demand from the Coca-Cola Bottlers, which have substantially completed their initial deployment of Alexus systems. Revenues from the Company's EGIS explosives-detection systems increased to $7.1

1 References  to 1996,  1995 and 1994  herein  are for the  fiscal  years  ended
  December 28, 1996, December 30, 1995 and December 31, 1994, respectively.



                                       13






million in 1996 from $4.6 million in 1995, primarily due to the sale of eight EGIS units to the U.S. government to provide counterterrorism support in Israel. Revenues from research and development contracts decreased by $2.2 million to $1.8 million in 1996 due to the completion of a commercial contract with the Miller Brewing Company for the InScan system and, to a lesser extent, the completion of various phases of government contracts, which have since been renewed.

    The gross profit margin increased to 49% in 1996 from 45% in 1995. The gross profit margin on product revenues increased to 51% in 1996 from 46% in 1995, primarily due to higher-margin revenues from Moisture Systems and Rutter, offset in part by an inventory write-down of $0.8 million in the second quarter of 1996 due to obsolescence created by planned product changes. The gross profit margin on service revenues increased to 46% in 1996 from 44% in 1995, primarily due to the inclusion of higher-margin revenues from Moisture Systems and, to a lesser extent, the impact of cost reductions implemented in late 1995 and early 1996.

    Selling, general and administrative expenses as a percentage of revenues increased to 35% in 1996 from 27% in 1995, primarily due to higher expenses as a percentage of revenues at Moisture Systems and Rutter and, to a lesser extent, $0.4 million of costs incurred in the second quarter of 1996 related to reductions in personnel and a reduction in leased space in response to the lower sales volume of process detection instruments.

    Research and development expenses increased to $4.6 million in 1996 from $2.7 million in 1995, primarily due to research and development relating to the Company's Flash-GC gas chromatograph and its InScan high-speed X-ray imaging system. In addition, the Company recorded a nonrecurring charge of $0.2 million in the second quarter of 1996 for the write-off of certain research and development equipment no longer of use.

    Interest expense, related party of $1.1 million in 1996 reflects the issuance of the $21.2 million promissory note to Thermedics discussed above.

1995 COMPARED WITH 1994

    Total revenues were $28.0 million in 1995, compared with $50.3 million in 1994. Product revenues decreased 54% to $18.5 million in 1995 from $40.4 million in 1994, and service revenues decreased 4% to $9.5 million in 1995 from $9.9 million in 1994.

    Revenues from the Company's process detection instruments decreased to $18.5 million in 1995 from $38.0 million in 1994, primarily due to a decrease in demand from the Coca-Cola Bottlers, which have substantially completed their initial deployment of Alexus systems. Revenues from the Company's EGIS explosives-detection systems declined to $4.6 million in 1995 from $10.1 million in 1994. During 1993 and 1994, large orders from BAA plc, which oversees airports in the United Kingdom, and the German government accounted for a significant portion of EGIS sales. These decreases were offset in part by an increase in research and development contract revenues of $2.1 million to $4.0 million in 1995 due to an increase in government contract revenue and, to a lesser extent, revenue from a commercial contract with Miller Brewing Company in 1995.

    The gross profit margin declined to 45% in 1995 from 51% in 1994. The gross profit margin on product revenues decreased to 46% in 1995 from 55% in 1994 due to the lower sales volume and, to a lesser extent, the inclusion of lower-margin research and development contract revenues. The gross profit margin on service revenues increased to 44% in 1995 from 31% in 1994 due to higher margins on recent service contracts.

    Selling, general and administrative expenses as a percentage of revenues increased to 27% in 1995 from 24% of revenues in 1994, primarily due to the lower sales volume in 1995.

    Research and development expenses decreased to $2.7 million in 1995 from $3.9 million in 1994 due to a shift in the allocation of resources to externally funded research and development contracts.


                                       14







LIQUIDITY AND CAPITAL RESOURCES

    Consolidated working capital was $31.4 million at March 29, 1997, compared with $23.4 million at December 28, 1996. Cash and cash equivalents were $47.3 million at March 29, 1997, compared with $13.5 million at December 28, 1996.

    During the first quarter of 1997, $6.0 million of cash was provided by operating activities. During the first quarter of 1997, cash was provided by an increase in current liabilities of $3.9 million, including $2.2 million of other accrued expenses, primarily related to costs incurred in connection with the Company's initial public offering.

    During the first quarter of 1997, the Company expended $0.1 million on purchases of property, plant and equipment. During the remainder of 1997, the Company expects to make capital expenditures of approximately $0.4 million.

    In March 1997, the Company sold 2,671,292 shares of its common stock in an initial public offering at $11.50 per share for net proceeds of $28.1 million.

    Although the Company expects to have positive cash flow from its existing operations, the Company anticipates it will require significant amounts of cash for the possible acquisition of complementary businesses and technologies. The Company expects that it will finance these acquisitions through a combination of internal funds, additional debt or equity financing, and/or short-term borrowings from Thermedics or Thermo Electron, although it has no agreement with these companies to ensure that funds will be available on acceptable terms or at all. The Company believes that its existing resources are sufficient to meet the capital requirements of its existing businesses for the foreseeable future.


                                       15








                                 BUSINESS

OVERVIEW

    The Company develops, manufactures and markets high-speed on-line detection and measurement systems used in a variety of industrial process applications, explosives detection and laboratory analysis. The Company's industrial process systems use ultratrace chemical detectors, high-speed gas chromatography, X-ray imaging, near-infrared spectroscopy and other technologies for quality assurance of in-process and finished products, primarily in the food, beverage, pharmaceutical, forest products, chemical and other consumer products industries. The Company's explosives-detection equipment uses simultaneous trace particle- and vapor-detection techniques based on its proprietary chemiluminescence and high-speed gas chromatography technologies. Customers use the Company's explosives-detection equipment to detect plastic and other explosives at airports and border crossings, for other high-security screening applications and for forensics and search applications.

    The Company's principal product lines include:

    * Alexus systems, introduced in 1992, detect trace amounts of constituents that affect product quality in refillable plastic soft drink, water and other beverage containers at speeds in excess of 600 bottles per minute. Alexus systems have been installed on more than 200 bottling lines in more than 30 countries;

    * InScan systems, introduced in 1996, detect liquid fill-levels, leakage, foreign objects and product defects at speeds in excess of 2,400 units per minute for the beverage, food and other industries;

    * Micro-Quad, Quadra-Beam and other products of the Moisture Systems division, acquired by the Company in 1996, measure moisture and other product constituents, including fats, proteins, oils, flavorings, solvents, adhesives and coatings, in the manufacturing processes of a variety of industries;

    * Flash-GC gas chromatography systems, introduced in 1996, analyze chemical samples at speeds 20 to 50 times faster than conventional gas chromatography systems. These systems can be used in a variety of markets, primarily in near on-line process and quality control applications that require high-speed results; and

    * EGIS explosives detectors, first sold to commercial airports in Europe in 1991, detect and identify trace levels of explosives in carry-on bags, in checked luggage and on people, and are also used in forensic investigations. The Company believes that its EGIS systems are the world's most widely used trace particle/vapor explosives-detection systems, with an installed base of more than 200 units in 21 countries, including more than 100 units installed in airports.

    The Company's historical growth has resulted primarily from a strategy of developing proprietary high-speed analytical technologies to meet the needs of its customers, introducing those technologies to new markets and, finally, employing the process knowledge gained from the customers in these markets to develop new proprietary technologies. For example, the Company's TEA Analyzer was the first instrument to use chemiluminescent analysis to reliably detect nitrogen-based carcinogens in foods, beverages and other consumer products. Enhanced TEA Analyzer technology is used in the Company's EGIS explosives-detection systems as well as in the Alexus systems used in the beverage industry. In 1995, in response to the needs of its beverage customers for more sensitive, high-speed fill-level and leakage detectors, the Company developed its InScan system based on a proprietary X-ray technology. The Company is currently enhancing InScan to detect foreign objects and product defects in the broader packaged goods markets for the food, consumer products and other industries.

    The Company's strategy is to build upon its reputation as a technical and market leader in applications requiring complex, high-speed or continuous ultratrace detection and measurement by continuing the technology development and market-application cycle on which its growth has been based to date. The Company holds significant patents relating to its chemiluminescent analysis and high-speed gas chromatography technologies, and believes that its proprietary position with respect to


                                       16







these technologies affords it a competitive advantage. In addition, the Company employs highly skilled research scientists and product development engineers who use their intimate knowledge of their customers' production processes to develop new products based on these technologies.

    The Company's customers are characterized by the need to improve product quality and consistency while reducing production costs. Effective quality control requires high-speed systems that can test samples on-line, or near on-line, so that adjustments to the manufacturing process can be made quickly and frequently. More effective sampling reduces the amount of unacceptable product produced. Similarly, airports and other security checkpoints are required to screen increasing volumes of passengers and baggage with a high degree of accuracy without causing undue inconvenience and delays. Consequently, the time between the initiation of the testing process and the completion of the analysis must be reduced to the greatest practical extent. The Company believes that its high-speed detection and measurement systems meet the requirements of these demanding applications and, as a result, systems based on its high-speed analytical techniques will become increasingly employed in a wider variety of applications.

PROCESS DETECTION SYSTEMS

    The Company designs, manufactures and markets high-speed on-line trace (parts-per-trillion) measurement, detection and rejection equipment that uses particle-detection, vapor-detection and other technologies for product quality and productivity applications. The Company currently addresses the product content and packaging segment of this market.

    Alexus. The Company's Alexus systems detect trace amounts of constituents that affect product quality in refillable plastic soft drink, water and other beverage containers. The Company believes that it is the world's largest supplier of quality assurance systems for refillable plastic containers to the beverage industry. The Company's Alexus systems, introduced in 1992, have been installed on more than 200 bottling lines in more than 30 countries throughout the world, primarily in Europe and Latin and South America, by the Coca-Cola Bottlers, Perrier and other major beverage producers. Alexus systems sell for between $150,000 and $500,000 per unit.

    The Company believes that its Alexus systems are the most accurate, cost-effective and easily maintained systems of their kind. The Alexus A100 system obtains vapor samples from refillable plastic bottles of up to two liters passing along a production line at speeds in excess of 600 bottles per minute. Alexus operates by sending a small burst of air into each bottle and then capturing some of the displaced vapor. Each vapor sample is sent through three different channels for analysis: two chemiluminescence detectors are used to search for both nitrogen-based compounds, such as ammonia and nitrogen organics, and for volatile organic compounds. The third channel, strobe analysis, is used to detect gasoline and other hydrocarbons. In addition, an optical detection module is used to detect nonvolatile compounds such as soaps and detergents. Optical detection is also used to inspect refillable water bottles for fruit juices and other flavor substances. Once the analysis is completed, an electronic signal is sent from the Alexus to indicate the bottle status. Each bottle is tracked and a rejecter module then automatically separates the acceptable and rejected bottles onto separate tracks. The Alexus W10, introduced in 1994, incorporates strobe analysis and a chemiluminescence detector to detect similar compounds in refillable three-, five- and six-gallon water bottles at speeds of up to 3,600 bottles per hour.

    Refillable plastic bottles are widely used for soft drinks, water and other beverages. The United States permits the reuse of large plastic water bottles used in commercial water dispensers. Certain countries, including Denmark, Holland and Norway, require the reuse of refillable plastic bottles and many countries, including Germany, Finland and Sweden, place a high tax on the use of nonrecyclable containers. In addition, bottlers and consumers often prefer plastic bottles because they are lighter, less breakable and easier to transport than glass bottles. Refillable plastic bottles also provide a significant economic advantage to beverage companies because they may be returned for reuse as many as 30 times. Industry sources estimate that as many as 1% of the returned bottles cannot be reused, even after cleaning, because they contain foreign substances that can chemically bond with the plastic container. Refilling a bottle that contains a foreign substance is of major concern to beverage producers because the publicity associated with an abused bottle can severely damage a brand name and a bottler's


                                       17






reputation. The Company believes that demand for Alexus systems will increase as its current customers expand into new markets around the world, as the technology is accepted by additional beverage producers and as the Company provides upgrades to its installed customer base.

    InScan. The Company's InScan system uses high-speed X-ray imaging technology to detect liquid fill-levels and leakage in containers for the beverage, food and other industries. InScan uses a low-power X-ray to capture data both vertically and horizontally. This data produces an instant, detailed image of each container that InScan's proprietary software automatically compares to a predetermined profile and generates mathematical algorithms to determine whether the container is acceptable. InScan incorporates a sophisticated, high-speed rejection system that automatically removes unacceptable containers from the line. The Company shipped its first InScan units in 1996. The Company also believes that these systems have applications in the broader packaging inspection market. InScan systems currently sell for an average of $35,000 per unit.

    Bottlers have traditionally detected fill-level and leakage by shooting a pinpoint gamma ray through a bottle or can on a production line. The principal disadvantages of gamma-based systems are their limitations in both accuracy and the scope of detection, as well as their potential for radioactive contamination of personnel and machinery. The wider image generated by InScan's X-ray imaging technology means that accuracy is unaffected by the speed of the line, acceleration or deceleration of the line, sloshing of contents or vibration. Consequently, InScan can be used on lines running at speeds of up to 2,400 units per minute, with an accuracy of +/-0.5 millimeters over the entire range of inspection speeds. Moreover, because the system is designed to image a portion of a can or bottle, rather than a pinpoint, InScan can be used to detect improper or missing lids, caps or tabs, as well as the integrity of the container from the shape of the lid or cap. Other advantages of InScan include reduced health hazards due to the elimination of potential radioactive gamma hazards, simple positioning anywhere on a production line and quick adjustability to fit packages of varying shapes.

    The Company believes that its InScan X-ray imaging technology is significantly more accurate than traditional single-point gamma-based systems. The Company also believes that the increased accuracy of InScan systems can result in substantially fewer short-filled or over-filled containers, permitting an InScan system to pay for itself in as few as nine months.

    The Company's InScan systems are currently used by major beer and soft drink companies in the U.S. and overseas, including Miller, Molson, Coors and the Coca-Cola Bottlers. The Company believes that demand for InScan systems will increase as additional bottlers perceive the benefits of the technology. The Company is also currently developing new applications for InScan, including the detection of foreign objects such as bone fragments and plastic in baby food, and product defects in packaged goods for the food, consumer products and other industries.

    Moisture Systems. The Company's Moisture Systems division, acquired in 1996, designs, manufactures and markets equipment that uses near-infrared spectroscopy to measure moisture and other product constituents, including fats, proteins, oils, flavorings, solvents, adhesives and coatings, in a variety of manufacturing processes. The Company's systems are used across the food, pharmaceutical, chemical, petrochemical, tobacco, forest products, pulp and paper, paper converting, plastics, textiles, corrugating and other industries. The Company believes that it is the world's largest supplier of near-infrared on-line constituent-measurement products, with an installed base of more than 10,000 units. With a large installed base over a wide range of applications, the Company has built a base of knowledge and experience that it believes to be a competitive advantage. The Company's systems generally sell for between $10,000 and $100,000 per unit.

    The Company's moisture-analysis equipment determines the amount of near-infrared light absorbed by a sample at each given wavelength to precisely identify and measure the content of the sample's constituent molecules. The Company's principal products include the Quadra-Beam and Micro-Quad, which are designed to precisely measure moisture and other product constituents at fixed points on a variety of solid materials. Quadra-Beam instruments operate with either one or two sensors,


                                       18






and measure a single constituent per sensor. Micro-Quad instruments operate with up to five sensors, and are capable of measuring multiple constituents per sensor. Both Quadra-Beam and Micro-Quad products can be incorporated into more complex systems. For example, the Company's Profile Video Display Systems measure product constituents across webs for applications in the paper, paper converting, sheet metal, textile and other industries. Similarly, the Company's liquid and gas systems are designed to measure product constituents in liquid or gas streams moving through pipes. Customers for these systems include the petrochemical, chemical, food, beverage, plastics and polymer industries.

    Manufacturers need to perform precise measurements of moisture and other product constituents to ensure product quality and consistency while reducing production costs. Manufacturers have historically performed such measurements on samples taken from production lines for laboratory analysis. The Company's moisture-analysis products provide continuous, nondestructive analysis, without requiring sample preparation or contact, making information instantly available to the operator or computer controlling the production process. In certain applications, these instruments can be incorporated into closed-loop systems. For example, an instrument detecting insufficient moisture in a product can relay an electronic signal to an oven elsewhere on the production line to decrease the amount of moisture to be extracted during the drying process.

    Approximately 60% of the Company's sales of on-line moisture measurement products are to new manufacturing facilities, facilities expanding by adding new production lines and facilities incorporating on-line systems for the first time, and approximately 40% are to replace existing on-line equipment. The Company sells its moisture-analysis equipment primarily in the United States and in Europe. The Company expects that certain geographical markets for this equipment, including the Asia/Pacific region and Latin America, will grow significantly over the next several years as countries in that region accelerate their industrialization and their production of consumer products and industrial goods, such as paper and cardboard.

FLASH-GC GAS CHROMATOGRAPHY SYSTEMS

    The Company designs, manufactures and markets high-speed gas chromatography systems that can analyze chemical samples at speeds 20 to 50 times faster than conventional gas chromatography. The Company currently markets its systems under the trade name "Flash-GC" to analytical services and quality laboratories and for near on-line process and quality control applications that require high-speed results. The Company also intends to target certain other segments of the conventional gas chromatography market in which access to high-speed analysis would be advantageous.

    As in traditional gas chromatography, a sample is introduced into the Flash-GC and is separated into its chemical constituents in a chromatograph column under heat and pressure. Traditional gas chromatographs place the column in a heated oven. In contrast, the Flash-GC uses patented or patent-pending technology to dynamically heat the column itself rather than the large mass of air in the oven. Coupled with the Flash-GC's intermediate controlled-temperature trap zones, this technology permits the Flash-GC to separate a sample into its constituents 20 to 50 times faster than a conventional gas chromatograph in certain applications. As in conventional gas chromatography, the chemical constituents enter a detector at the end of the Flash-GC column, which gives off an electric signal corresponding to the identity of each constituent. The Flash-GC is not suitable for all applications because some detectors used with conventional gas chromatographs cannot respond rapidly enough to the output of the Flash-GC. The Company believes, however, that with the detectors currently available with the Flash-GC, and with detectors currently under development, this technology can serve a significant portion of the conventional gas chromatography market in which speed is important.

    The Company believes that the Flash-GC has potential applications in the food, flavors, fragrance, chemical, pharmaceutical, forensics and automotive industries, as well as for medical and environmental laboratories. The Company believes that the market for high-speed gas chromatography is only beginning to develop and the Company intends to target only those sectors of the laboratory and process gas chromatography market that are expected to place a premium on near-instant analysis. For


                                       19





example, food processors subject to the Food Quality Protection Act use gas chromatography to ensure that packaged foods contain the correct ingredients and in the proper proportions. Today, a typical gas chromatography analysis of the ingredients in packaged foods may require 40 minutes, a time frame in which the food processor continues to produce a large volume of its product that must ultimately be disposed of if the analysis demonstrates nonconformity to applicable standards. The Flash-GC permits food processors to perform the same analysis in less than two minutes. Other customers using the Flash-GC include an automobile manufacturer performing on-line emissions testing, a company evaluating its wastewater during discharge and a beverage company evaluating production ingredients at the point of mixing. In each case, these customers have reported analyses 20 to 50 times faster than with the conventional gas chromatographs currently in use, with significant improvements in both productivity and quality.

    The Flash-GC, a new technology introduced in 1996, received both the Pittcon Editors' Gold Award for the best new product exhibited at Pittcon '96, a major U.S. analytical instrument conference, and the Most Innovative New Product Award at the Het Instrument '96 Conference, a major European analytical instrument conference. The Company shipped ten Flash-GC units for beta testing in 1996. The Company is currently building a sales and marketing organization to support the Flash-GC, and began shipping production units in the first quarter of 1997. The Flash-GC systems are priced at between $60,000 and $75,000 per unit. The Company is continuing to develop the Flash-GC to configure it with additional detectors and to introduce a process-oriented version for additional on-line applications.

EXPLOSIVES DETECTORS

    The Company designs, manufactures and markets explosives-detection equipment that uses trace particle-and vapor-detection techniques for forensics, search and screening applications under the direction of police, border police, transportation authorities and carriers. The Company's principal explosives-detection system is EGIS, a highly sensitive particle- and vapor-detection system for screening people, baggage, packages, freight, and electronic equipment such as personal computers for the presence of a wide range of explosives, including plastic explosives that have proven difficult to detect using conventional methods. The EGIS system is designed for stand-alone use in the detection of explosives in carry-on items and on personnel, and can be used in conjunction with enhanced X-ray and other advanced imaging systems to provide a comprehensive explosives-detection system for checked luggage.

    Explosives-detection equipment used in security screening applications comprises two distinct categories that are generally combined into a single system: enhanced X-ray technologies, such as computed tomography ("CT") and dual energy X-ray systems, and trace detection technologies, such as the EGIS system. Because of its medium- to high-throughput rate, enhanced X-ray equipment is generally used in the initial screening of checked luggage in multi-tiered systems, with trace equipment placed at the end of the process. X-ray technology, however, is relatively capital intensive and generally requires significant engineering to fit into existing luggage systems. Trace equipment is sensitive to minute quantities of explosive particles, and is generally physically smaller, more portable and less expensive than X-ray equipment. Trace equipment that combines gas chromatography with a detector can simultaneously detect more types of explosives than units employing only a detector. Trace systems currently require hand-held sample collectors. This typically manual process results in a throughput level below that of enhanced X-ray. Trace systems can be used effectively to manually screen checked baggage rejected by X-ray systems, which have a relatively high false positive rate. Trace systems have throughput rates that allow them to be used effectively on a stand-alone basis in carry-on and walk-through screening applications.

    In response to the crash of TWA Flight 800 in July 1996, President Clinton formed the White House Commission on Aviation Safety and Security, chaired by Vice President Gore (the "Gore Commission"), to review airline and airport security and oversee aviation safety. Both the Gore Commission and the Baseline Working Group, a government/industry panel that was established prior to the crash of TWA Flight 800 to recommend an airport security plan for the United States, have recommended that trace detection equipment be used in series with enhanced X-ray systems for screening checked luggage. The Gore Commission and the Baseline Working Group also recommended the use of trace detection equipment for screening passengers and carry-on baggage.


                                       20







    The Company believes that EGIS is the most accurate and most sensitive high-speed trace explosives-detection equipment available today. EGIS utilizes the Company's Flash-GC high-speed gas chromatography technology combined with chemiluminescent detection techniques to detect ultratrace quantities of certain explosives and taggants, and indicate the concentration and type of explosive detected. Because EGIS' chemiluminescent detector responds only to compounds of certain structures in the sample, rather than the thousands of compounds that may be contained in the sample, EGIS is more selective than competing trace detection systems, with fewer false-positive detections. A processor in EGIS compares the chemical profile of the sample to the known profiles of various explosives, including TNT, nitroglycerin, PETN, Semtex and C-4. Within seconds of the introduction of the sample into EGIS, the system determines whether explosives are present, and, if so, identifies the type and amount.

    The Company believes that it is the worldwide leader in providing explosives trace detection equipment. Initially developed with internal funds and contract funding from the FAA and the U.S. Department of State, more than 200 EGIS units have been deployed to date. The EGIS system is currently operational in 21 countries and is in use in carry-on and checked luggage screening at more than 42 international airports. EGIS is also used in government buildings and embassies, and at border crossings and other locations where there is a high degree of concern for security. The EGIS system has assisted in identifying explosives used in terrorist bombings, including those in Federal Building in Oklahoma City and the World Trade Center in New York, as well as in Israel, Buenos Aires and the United Kingdom. In March 1996, the Company supplied the U.S. government with eight EGIS systems to provide counter-terrorism support in Israel. Most recently, the Bureau of Alcohol, Tobacco and Firearms and the Federal Bureau of Investigation used EGIS systems in their attempt to identify the cause of the crash of TWA Flight 800.

    Of the more than 600 commercial airports worldwide, more than 400 are located in the United States, 150 are in Europe and 50 are in the Asia/Pacific region. Following the bombing of Pan American Flight 103, various European governments mandated the use of, and purchased, advanced explosives-detection systems. The FAA has approved the use of several trace systems for various applications, and approved the EGIS system for voluntary use by airlines in screening carry-on electronic items and luggage searches in 1992. Although the FAA certified a CT-based system for screening checked baggage in 1994, no CT-based system has yet demonstrated compliance with FAA standards under realistic airport operating conditions. To date, the FAA has not mandated the use of any explosives-detection system. In October 1996, the United States enacted legislation that includes a $144.2 million allocation for the initial purchase of explosives-detection systems and other advanced security equipment. This legislation specifically requires the purchase of 79 advanced X-ray imaging devices for screening checked luggage, together with one trace detection system to be used with each such X-ray imaging system. An additional 410 trace detection systems are to be purchased for use in screening carry-on baggage. The Company believes that approximately $32 million has been allocated to purchases of trace detection equipment such as the systems manufactured by the Company. In May 1997, the FAA announced that it was making a $12.2 million purchase of trace explosives-detection equipment for use at the nation's busiest airports. That purchase included an order for approximately 50 EGIS systems for $5.8 million, with an option to order 200 more units in the future.

    In December 1996, the Baseline Working Group recommended the expenditure of $1.8 billion between 1997 and 2000 for carry-on and checked luggage and personal screening at larger U.S. airports, and recommended the expenditure of an additional $3.9 billion between 2001 and 2005 to complete the U.S. system. The Company believes that if the United States mandates the installation of explosives- detection equipment in a substantial number of domestic commercial airports, then the market for trace detection systems such as the Company's EGIS system will grow rapidly for several years. There can be no assurance, however, that the Company's systems would meet any applicable FAA requirements or that, even if the Company's systems were to meet applicable requirements, that the Company would be able to market its systems effectively. See "Risk Factors -- Dependence of Explosives Detection Market on Government Regulation and Airline Industry."


                                       21







    The EGIS system sells for between $160,000 and $200,000. In September 1996, the Company entered into a development contract with the FAA to develop EGIS II, a lower-cost EGIS unit for use in more portable applications such as remote security checkpoints and counter-terrorism activities. In November 1996, the Company introduced its new SecurScan, a prototype of a walk-through trace detector designed to screen 10 passengers per minute, and announced that it intends to introduce Rampart, a lower-cost unit for airport applications, in 1997. In May 1997, the Company was awarded a $2.75 million contract to develop and manufacture advanced explosives-detection equipment for the government of the United Kingdom. SecurScan and Rampart are expected to cost approximately $300,000 and $55,000, respectively.

MARKETING, SALES AND SERVICE

    The Company employs a variety of sales methods for its products and services that are designed to fit the needs of particular customer groups. The Company sells and services Alexus systems, principally outside of the United States, with a small, specialized direct sales force supported by a broader service organization. Alexus systems are also sold through Krones GmbH, a large German turnkey plant contractor for new bottling lines. The Company sells and services both its InScan and Moisture Systems and equipment through a mix of direct sales, manufacturers representatives and original equipment manufacturer relationships around the world. The Company also operates factory service centers for these products.

    The Company's Flash-GC systems are sold through a direct sales and services organization. The Company is currently attempting to recruit additional direct sales representatives for certain regions of the United States. In addition, the Company intends to use specialized manufacturers representatives in other territories. The Company currently has such representatives in Europe and in the Southern United States.

    EGIS explosives-detection systems are sold to a few key decision-makers around the world, primarily government agencies or private companies fulfilling government regulations. Accordingly, EGIS sales are made by a small, specialized direct sales force, supported by a broader service organization, from offices shared with Alexus sales and service organizations.

    The Company's existing sales and service organizations are located in North and South America and Europe. The Company also has distribution and service capabilities in Asia through a combination of direct sales, manufacturers representatives and original equipment manufacturer relationships.

INTELLECTUAL PROPERTY

    The Company's policy is to protect its intellectual property rights, including applying for patents when appropriate. The Company also enters into licensing agreements with other companies in which it grants or receives rights to specific patents and technical know-how. The Company owns numerous United States and foreign patents, and has filed applications for additional patents. In addition, the Company has an exclusive, perpetual, royalty-free license under certain patents covering the use of near-infrared and very near-infrared emitting diodes for on-line spectral measurements. The Company owns several patents covering certain aspects of its chemiluminescent analysis technology and high-speed gas chromatography technology. The Company believes that these patents provide the Company with competitive advantages in the markets for certain of its products. The Company also considers technical know-how, trade secrets and trademarks to be important to its business. See "Risk Factors -- Limited Protection of Proprietary Technology and Risks of Third-Party Claims."

COMPETITION

    The markets for the Company's products are highly competitive. Competitors may develop superior products or products of similar quality for sale at the same or lower prices. Moreover, there can be no assurance that the Company's products will not be rendered obsolete by new industry standards or changing technology. There can be no assurance that the Company will be able to compete successfully with existing or new competitors. See "Risk Factors -- Ongoing Product Development Efforts Required by Rapid Technological Change" and "-- Competition; Technological Change."


                                       22






    Process Detection Systems and Flash-GC. The Company's product quality assurance systems compete with detection systems manufactured by numerous companies. The Company believes, however, that these companies are generally focused on particular niches in the process detection systems market, only in some of which does the Company compete. The Alexus system encounters competition throughout the world, but primarily in the German-speaking areas of Europe, with products offered by Walter Grassle GmbH of Germany and Sudtronics S.A. of Switzerland. InScan competes with gamma-based beverage fill-height detectors offered by a number of companies, including Industrial Dynamics Company, based in California, and Heuft Systemtechnik GmbH, based in Germany. Competition in the moisture-detection market is highly fragmented. The Company's principal competitor in this market is Infrared Engineering Limited, based in England.

    The Flash-GC is a new technology competing in the developing high-speed gas chromatography market segment. The Company's Flash-GC competes principally against high-speed gas chromatographs offered by ChromFast, based in Michigan.

    Competition in the markets for each of the Company's process detection systems and the Flash-GC is based primarily on performance, durability, service and, to a lesser extent, price.

    Explosives Detection Systems. In the explosives-detection market, the Company competes with a small number of companies, including other makers of chemical trace detection instruments, and, to a lesser degree, makers of enhanced X-ray detectors. Competition in this market is based primarily on performance, including speed, accuracy and the range of explosives that can be detected; ease of use; service; and price. The Company's principal competitor in the trace detection market is Barringer Technologies Inc., a Canadian firm that has placed several trace detectors in airport applications. The Company believes that the companies, if any, whose devices are ultimately required by the FAA will have a substantial competitive advantage in the United States.

GOVERNMENT REGULATION

    The explosives-detection systems manufactured and marketed by the Company for use in airports are subject to regulation by the FAA, corresponding foreign governmental authorities and The International Civil Aviation Organization, the United Nations organization for establishing standard practices for the aviation industry on a worldwide basis. Sales of the Company's explosives-detection systems for use in airports have been and will continue to be dependent upon governmental initiatives to require or support the screening of baggage, carry-on items and people with advanced explosives-detection equipment. Substantially all of such systems have been installed at airports in countries in which the applicable government or regulatory authority overseeing the operations of the airport has mandated such screening. Such mandates are influenced by many factors outside of the control of the Company, including political and budgetary concerns of governments, airlines and airports. To date, the FAA has not mandated the use of any explosives-detection system. See "Risk Factors -- Dependence of Explosives Detection Market on Government Regulation and Airline Industry."

RESEARCH AND DEVELOPMENT

    The Company maintains active programs for the development and introduction of new products and improvements to existing products. The Company also seeks to develop new applications for its existing products and technology. The Company is currently devoting significant resources toward the enhancement of its existing products and the development of new products and technologies, including: enhancing InScan to detect foreign objects and, in some applications, product defects in packaged goods for the food, consumer products and other industries; developing an advanced generation of moisture- detection products to address recently identified customers needs; adding auto-calibration capabilities to its Alexus system; completing production units of the Flash-GC, as well as beginning to enhance the Flash-GC to broaden its applications; and developing Rampart, a lower-cost unit for use in airport screening of carry-on baggage.


                                       23






    The Company also performs contract engineering and/or development on behalf of its customers. Recent contracts have included funding by the FAA of the development of the SecurScan walk-through explosives-detection system as well as feasibility studies and initial development work for EGIS II. The Company believes that its reputation for being able to apply its core technologies to solve production problems of its customers provides the Company with a significant competitive advantage.

    Company-funded research and development expenses were $3,895,000, $2,741,000, $4,608,000 and $1,071,000 in fiscal 1994, 1995, 1996 and the three months ended March 29, 1997, respectively. Contract research and development revenues were $1,923,000, $3,987,000, $1,758,000 and $498,000, respectively, during the same periods.

EMPLOYEES

    As of March 29, 1997, the Company had 215 full-time employees, of which seven were engaged in senior management, 23 in administration and accounting, 46 in research and development, 45 in sales and marketing, 48 in product support and 46 in manufacturing. None of the Company's employees are represented by a labor union, and the Company considers its relations with its employees to be good. To date, the Company has been able to attract and retain the personnel required by its business, but there can be no assurance that additional skilled personnel necessary to successfully expand the Company's business and operations can be recruited and retained.

BACKLOG

    At March 30, 1996 and March 29, 1997, the Company's backlog of firm orders was approximately $9,427,000 and $10,827,000, respectively. The Company includes in backlog only those orders for which it has received completed purchase orders and for which delivery has been specified within twelve months. Most orders are subject to cancellation by the customer. Because of the possibility of customer changes in delivery schedules, cancellation of orders and potential delays in product shipments, the Company's backlog as of any particular date may not be representative of actual sales for any succeeding period.

FACILITIES

    The Company operates from two principal facilities: a 113,000-square foot office, research and development, and manufacturing facility in Chelmsford, Massachusetts occupied under a lease expiring in 2006, subject to one five-year renewal option at the election of the Company; and a 40,000-square foot office and manufacturing facility in Hopkinton, Massachusetts occupied under a lease expiring in 1998. The Company also leases approximately 9,000 square feet in Enschede, Holland occupied under a lease expiring in 2000. In addition, the Company leases office space throughout the world for its sales and service operations. The Company believes that these facilities are adequate for its present operations.

LEGAL PROCEEDINGS

    The Company is not a party to any litigation that it believes could reasonably be expected to have a material adverse effect on the Company or its business.


                                       24







             RELATIONSHIP WITH THERMO ELECTRON AND THERMEDICS

    Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermedics has created the Company as a subsidiary, and Thermedics and Thermo Electron, and certain of its subsidiaries, have created several other privately and publicly held subsidiaries. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spin-out strategy. (The Company and the other Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

    Thermedics develops, manufactures, and markets product quality assurance systems, precision- weighing and inspection equipment, electrochemistry and micro-weighing products, electronic-test instruments, explosives-detection devices, and moisture-analysis systems, as well as implantable heart-assist devices and other biomedical products. For its fiscal year ended December 28, 1996, and the three months ended March 29, 1997, Thermedics had consolidated revenues of $292,077,000 and $72,057,000, respectively, and consolidated net income of $29,138,000 and $21,966,000, respectively.

    Thermo Electron and its subsidiaries develop, manufacture and market environmental monitoring and analysis instruments, papermaking and recycling equipment, biomedical products such as heart- assist devices and mammography systems, biomass electric power generation, and other specialized products and technologies. Thermo Electron and its subsidiaries also provide environmental and metallurgical services and conduct advanced technology research and development. For its fiscal year ended December 28, 1996, and the three months ended March 29, 1997, Thermo Electron had consolidated revenues of $2,932,558,000 and $763,505,000, respectively, and consolidated net income of $190,816,000 and $52,058,000, respectively. See "Risk Factors -- Potential Conflicts of Interest."

THE THERMO ELECTRON CORPORATE CHARTER

    Thermo Electron and the Thermo Subsidiaries, including the Company, recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that
(1) all of the companies and their shareholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

    To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron is also responsible for ensuring that members comply with internal policies and procedures. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.


                                       25






    The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participates. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Company, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

CORPORATE SERVICES AGREEMENT

    As provided in the Charter, the Company and Thermo Electron have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Company. The Company was assessed an annual fee equal to 1.2% of the Company's revenues for these services for calendar 1995. Beginning January 1, 1996, the fee has been reduced to 1.0% of the Company's revenues. The fee is reviewed annually and may be changed by mutual agreement of the Company and Thermo Electron. During 1995 and 1996, Thermo Electron assessed the Company $335,000 and $438,000, respectively, in fees under the Services Agreement.

    Management believes that the service fees charged under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Company. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based on charges directly attributable to the Company. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Company upon 30 days' prior written notice. In addition, the Services Agreement terminates automatically in the event the Company ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Company will be required to pay a termination fee equal to the fee that was paid by the Company for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Company or as required in order to meet the Company's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Company a fee equal to the market rate for comparable services if such services are provided following termination.



                                       26







                       TRANSACTIONS WITH AFFILIATES

    From time to time, the Company may transact business with other companies in the Thermo Group. In fiscal 1996, these transactions included the following:

    As of March 29, 1997, $43,636,000 of the Company's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, United States government agency securities, money market funds, commercial paper, and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement are readily convertible into cash by the Company and have an original maturity of three months or less. The repurchase agreement earns a rate based on the Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

    In January 1996, the Company acquired Moisture Systems for a total of $21.7 million in cash, including repayments of approximately $0.7 million of indebtedness. In connection with this acquisition, the Company borrowed $21.2 million from Thermedics pursuant to a promissory note due March 1998, and bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. Thermedics has indicated its intention to require the repayment of the principal amount of this note only to the extent that the Company's liquidity and cash flow permit.

    Pursuant to a subcontract entered into in October 1993, the Company performs research and development services for Coleman Research Corporation ("Coleman"), which is the prime contractor under a contract with the U.S. Department of Energy. Coleman is a wholly owned subsidiary of Thermo Electron and was acquired by Thermo Electron in March 1995. Coleman paid the Company $829,000 and $619,000 for services rendered in 1995 and 1996, respectively.

    The Company purchases an X-ray source that is used as a component in its InScan systems from Trex Medical Corporation, a publicly traded, majority-owned subsidiary of ThermoTrex Corporation, which is itself a publicly-traded, majority-owned subsidiary of Thermo Electron. Each of such X-ray sources is purchased pursuant to written purchase orders. The Company paid Trex Medical Corporation $285,000 and $162,000 under this arrangement in 1995 and 1996, respectively.

    The Company has subleased approximately 8,000 square feet of space in its Chelmsford, Massachusetts, facility to Thermo Cardiosystems Inc., a publicly traded, majority-owned subsidiary of Thermedics ("Thermo Cardiosystems"), under a two-year sublease agreement. Under this sublease, Thermo Cardiosystems will pay the Company base rent of $40,000 in the first year and $44,000 in the second year, in each case, together with an amount equal to approximately $33,000 per year, representing Thermo Cardiosystems' pro rata allocation of the facility's aggregate operating costs, real estate taxes and utilities.

    On March 26, 1996, the Company completed a private placement of 300,000 shares of Common Stock at a purchase price of $10.00 per share. On November 19, 1996, the Company completed an additional private placement of 383,500 shares of Common Stock at a purchase price of $10.75 per share. These shares together, less certain shares previously sold by the Selling Shareholders, comprise the Shares offered pursuant to this Prospectus. Although substantially all of the Shares sold in such private placements were purchased by outside investors that are not affiliated with the Company, Thermedics or Thermo Electron, Dr. Fine purchased 10,000 Shares in the March private placement and Mr. Langan purchased 10,000 Shares in the November private placement, at prices of $10.00 and $10.75 per share, respectively.


                                       27






                                   MANAGEMENT

    The Directors and executive officers of the Company and their ages as of June 30, 1996 are as follows:

                 NAME                    AGE                       POSITION
                 ----                    ---                       --------
John W. Wood Jr.                          54   Chairman of the Board and Director
Jeffrey J. Langan                         52   Chief Executive Officer, President and Director
David H. Fine                             54   Senior Vice President
John N. Hatsopoulos                       63   Vice President, Chief Financial Officer and
                                                 Director
Paul F. Kelleher                          54   Chief Accounting Officer
Morton Collins                            61   Director
Matthew C. Weisman                        54   Director

    All of the Company's Directors are elected annually and hold office until their respective successors are elected and qualified. Executive officers are elected annually by the Board of Directors and serve at its discretion. Messrs. Wood, Hatsopoulos and Kelleher are full-time employees of Thermo Electron or Thermedics, but these individuals devote such portions of their time to the Company's affairs as the Company's needs reasonably require from time to time. While the amount of time devoted to the affairs of the Company by these individuals may vary substantially from time to time, the Company generally expects that Mr. Wood will devote from 10% to 20% of his time, and that Messrs. Hatsopoulos and Kelleher will devote less than 5% of their time, respectively, to the affairs of the Company.

    Mr. Wood has been Chairman of the Board and Director of the Company since its inception in 1990. Mr. Wood also served as the Company's Chief Executive Officer from December 1995 until December 27, 1996. Mr. Wood has been President and Chief Executive Officer of Thermedics since 1984. Mr. Wood has been Senior Vice President of Thermo Electron since December 1995, and, prior to that promotion, was a Vice President of Thermo Electron from September 1994 to December 1995. Mr. Wood is also a director of Thermedics, Thermo Cardiosystems Inc., Thermo Sentron Inc. and Thermo Voltek Corp.

    Mr. Langan has been President of the Company since April 1996, a Director of the Company since November 1996, and Chief Executive Officer of the Company since December 27, 1996. Prior to joining the Company, Mr. Langan held a number of positions at Hewlett-Packard Company in both its Medical and Analytical Products Groups. He served as General Manager of the Healthcare Information Management Division, and also of the Clinical Systems Business Unit within the Medical Group. In the late 1980s, Mr. Langan was General Manager of the Gas Chromatography/Workstations Division of Hewlett-Packard's Analytical Products Group. Mr. Langan is also a Vice President of Thermedics.

    Dr. Fine has been Senior Vice President of the Company since 1992 and had been a Vice President of the Company since its inception in 1990 until 1992. Dr. Fine joined Thermo Electron in 1972 and has held the following positions at Thermo Electron prior to 1990: Head of the Cancer Research Department, Director of Special Projects for the Research and Development Center, and Manager and Director of Research for Instrument Research Development. Dr. Fine is also a Vice President of Thermedics.

    Mr. Hatsopoulos has been Vice President and Chief Financial Officer of the Company since its inception in 1990 and has been a Director of the Company since December 1995. Mr. Hatsopoulos was appointed Chairman of the Board of Thermedics in March 1995, and has served as Thermedics' Chief Financial Officer since 1988 and its Vice President since 1986. In September 1996, Mr. Hatsopoulos was appointed President of Thermo Electron effective January 1997. Mr. Hatsopoulos has been the Chief Financial Officer of Thermo Electron since 1988 and had been an Executive Vice President of Thermo Electron since 1986. He is also a director of Thermedics, Thermo Ecotek Corporation, Thermo Fibergen Inc., Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc. and ThermoTrex Corporation.


                                       28





    Mr. Kelleher has been the Chief Accounting Officer of the Company since its inception in 1990. Mr. Kelleher has been Senior Vice President, Finance of Thermo Electron since June 1997, was Vice President, Finance of Thermo Electron since 1987 and served as its Controller from 1982 to January 1996. He is a director of ThermoLase Corporation.

    Mr. Collins has been a Director of the Company since February 1997. Mr. Collins has been a General Partner of DSV Partners III, a venture capital limited partnership, since 1981 and a General Partner of DSV Management, Ltd. since 1982. Since 1985, DSV Management, Ltd. has been a General Partner of DSV Partners IV, a venture capital limited partnership. Mr. Collins is also a director of Kopin Corporation, The Liposome Company, Tandem Computers, Inc. and ThermoTrex Corporation.

    Mr. Weisman has been a Director of the Company since May 1997. Mr. Weisman has been an independent business consultant for more than five years. Mr. Weisman is also president of Cobey Corporation, a consulting and private investment company. From 1984 until 1987, Mr. Weisman served on the faculty of the Harvard Business School, where he taught a course on entrepreneurial management and conducted research on service industries. From 1969 to 1983, Mr. Weisman served as president and chief executive officer of Executive Air Fleet Corporation, a worldwide provider of management services for corporate aircraft. Mr. Weisman is a director of Serologicals, Inc.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company, Thermo Electron or any other companies affiliated with Thermo Electron (also referred to as "outside directors") receive an annual retainer of $2,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors and $500 per day for participating in meetings of the Board of Directors held by means of conference telephone and for participating in certain meetings of committees of the Board of Directors. Payment of director fees is made quarterly. Messrs. Wood, Langan and Hatsopoulos are employees of Thermo Electron companies and do not receive any cash compensation from the Company for their services as Directors. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings.

    Directors Deferred Compensation Plan. Under the Company's Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his or her fees until he or she ceases to serve as a Director, dies or retires from his or her principal occupation. In the event of a change in control or proposed change in control of the Company that is not approved by the Board of Directors, deferred amounts become payable immediately. For purposes of the Deferred Compensation Plan, a change of control is defined as: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermedics or 25% or more of the outstanding common stock of Thermo Electron or
(b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermedics or Thermo Electron to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. The Company has reserved 25,000 shares under this Plan. As of March 29, 1997, no units had been accumulated under the Deferred Compensation Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table summarizes compensation for services to the Company in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer, former Chief Executive Officer and one other executive officer for the fiscal year ended December 28, 1996 (the Chief Executive Officer, the former Chief Executive Officer and such other executive officer being hereinafter referred to as the "Named Executive Officers"). No other executive officer of the Company met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules during this period.


                                       29







    The Company is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Company in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Company's affairs is provided to the Company under the Services Agreement between the Company and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table. See "Relationship with Thermo Electron and Thermedics."

                        SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                  ANNUAL COMPENSATION     COMPENSATION
                                                  -------------------   --------------
                                                                           SECURITIES
                                                                           UNDERLYING
                                                                             OPTIONS
                                                                        (NUMBER OF SHARES      ALL OTHER
          NAME AND PRINCIPAL POSITION             SALARY      BONUS     AND COMPANY)(1)    COMPENSATION(2)
          ---------------------------             ------      -----     ----------------    ----------------

John W. Wood Jr.
  Former Chief Executive Officer(3)  .........   $195,000    $172,000                            $6,750
Jeffrey J. Langan                                            $100,000     50,000 (TDX)           $  --
  Chief Executive Officer and President(4)  ..   $165,000                 75,000 (TMD)
                                                                          15,000 (TMO)
David H. Fine                                    $128,000    $ 45,000     20,000 (TDX)           $6,381
  Senior Vice President  ......................                            3,000 (TMD)
                                                                           1,950 (TMO)
                                                                           7,500 (TSR)
                                                                          30,000 (TLZ)




(1) In addition to receiving options to purchase Common Stock (designated in the table as TDX), Mr. Langan and Dr. Fine have been granted options to purchase the common stock of Thermo Electron and certain of its other subsidiaries as part of Thermo Electron's stock option program. Options have been granted during the last fiscal year in the following Thermo Electron companies: Thermedics (designated in the table as TMD), Thermo Electron (designated in the table as TMO), Thermo Sentron Inc. (designated in the table as TSR) and ThermoLase Corporation (designated in the table as
     TLZ).

(2) Represents the amount of matching contributions made by the individual's employer on behalf of the Named Executive Officers under the Thermo Electron 401(k) plan.

(3) Mr. Wood is a senior vice president of Thermo Electron and the president and chief executive officer of Thermedics, and also served as the Company's chief executive officer until December 27, 1996. Reported in the table under "Annual Compensation" and "All Other Compensation" are total amounts paid to Mr. Wood for his service in all capacities to Thermo Electron companies. The total annual compensation paid to Mr. Wood from all sources within the Thermo Electron organization is allocated among the companies based on the time he devotes to their businesses. For 1996, 50% of Mr. Wood's annual compensation was allocated to Thermedics, and included his managerial assignment on behalf of the Company. None of Mr. Wood's annual compensation in 1996 was separately allocated to or paid by the Company. In addition, Mr. Wood has been granted options to purchase common stock of Thermo Electron and certain of its subsidiaries other than the Company from time to time by Thermo Electron or such other subsidiaries. These options are not reported here as they were granted as compensation for service to Thermo Electron companies in capacities other than in his capacity as chief executive officer of the Company.

(4) Mr. Langan was appointed President of the Company on April 2, 1996 and Chief Executive Officer on December 27, 1996.


                                       30





STOCK OPTIONS GRANTED DURING FISCAL 1996

    The following table sets forth certain information concerning grants of stock options by the Company and other Thermo Electron companies made during fiscal 1996 to the Named Executive Officers. No options to purchase shares of the Common Stock of the Company were granted to Mr. Wood during fiscal 1996. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR






                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                              NUMBER OF      PERCENT OF                                ANNUAL RATES OF STOCK
                               SHARES       TOTAL OPTIONS                             PRICE APPRECIATION FOR
                             UNDERLYING      GRANTED TO     EXERCISE                      OPTION TERM(2)
                               OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION        ---------------
          NAME               GRANTED(1)     FISCAL YEAR      SHARE        DATE          5%           10%
          ----               -----------     -----------      -----        ----          --           ---
John W. Wood Jr.(3)          5,400 (TMD)            1.6%     $28.13      02/09/99    $   23,922   $    50,274
                            30,000 (TSR)            5.8%     $14.00      03/01/08    $  334,200   $   898,200
                             2,100 (TVL)            1.5%     $12.78      03/07/01    $    4,221   $     8,883
                             3,000 (TMO)            0.2%     $42.79      05/22/99    $   20,220   $    42,480
                            37,500 (TMO)            2.4%     $40.63      04/03/08    $1,212,750   $ 3,258,000
                             5,000 (TBA)            0.6%     $10.00      03/11/08    $   39,800   $   106,900
                            10,000 (TFG)            1.8%     $10.00      09/12/08    $   79,600   $   213,800
                            15,000 (TOC)            0.5%     $12.00      04/09/08    $  143,250   $   384,900
                             5,000 (LYTE)           1.4%     $10.00      03/11/08    $   39,800   $   106,900
                            15,000 (TMQ)            0.5%     $13.00      03/11/08    $  155,250   $   417,000
                            20,000 (TXM)            1.0%     $11.00      03/11/08    $  175,000   $   470,400
Jeffrey J. Langan           50,000 (TDX)           24.2%     $10.00      04/02/06    $  314,500   $   797,000
                            75,000 (TMD)        22.9%(4)     $28.13      04/02/03    $  858,750   $ 2,001,750
                            15,000 (TMO)         1.0%(4)     $42.79      05/22/03    $  261,300   $   609,000
David H. Fine               20,000 (TDX)            9.7%     $10.75      12/17/06    $  135,200   $   342,600
                             3,000 (TMD)         0.9%(4)     $28.13      02/09/99    $   13,290   $    27,930
                             1,950 (TMO)         0.1%(4)     $42.79      05/22/99    $   13,143   $    27,612
                             7,500 (TSR)         1.5%(4)     $14.00      02/09/08    $   83,550   $   224,500
                            30,000 (TLZ)      7.5%(4)(5)     $23.55      09/12/08    $  562,200   $ 1,510,800




(1) The options to purchase shares of the Company's Common Stock (designated in the table as TDX) and shares of the common stock of Thermedics (designated in the table as TMD), Thermo Electron (designated in the table as TMO), Thermo Sentron Inc. (designated in the table as TSR), Thermo Voltek Corp. (designated in the table as TVL), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Fibergen Inc. (designated in the table as TFG),


                                       31






     Thermo Optek Corporation (designated in the table as TOC), ThermoQuest Corporation (designated in the table as TMQ), Trex Medical Corporation (designated in the table as TXM) and ThermoLase Corporation (designated in the table as TLZ) are immediately exercisable, while the options to purchase shares of the common stock of ThermoLyte Corporation (designated in the table as LYTE) are not exercisable until the earlier of (i) 90 days after the effective date of the registration of such common stock under
     Section 12 of the Exchange Act and (ii) nine years after the grant date. In all cases, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by the granting corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided the optionee continues to be employed by the Company or another Thermo Electron company. Certain options granted as a part of Thermo Electron's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. As to the options to purchase shares of Common Stock, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date, unless the Common Stock becomes publicly-traded before that date, in which event the repurchase rights are deemed to have lapsed 20% per year commencing on the first anniversary of the grant date. The granting corporation may permit the holders of all options to exercise options and satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the underlying Common Stock, the optionholders' continued employment through the option period and the date on which the options are exercised.

(3) Mr. Wood has also served as an officer of Thermo Electron since 1994 and the chief executive officer of Thermedics since 1984 and has been granted options to purchase common stock of Thermo Electron (designated in the table as TMO) and certain of its subsidiaries other than the Company, including the common stock of Thermedics (designated in the table as TMD), Thermo Sentron Inc. (designated in the table as TSR), Thermo Voltek Corp. (designated in the table as TVL), Thermo BioAnalysis Corporation (designated in the table as TBA), Thermo Fibergen Inc. (designated in the table as TFG), Thermo Optek Corporation (designated in the table as TOC), ThermoLyte Corporation (designated in the table as LYTE), ThermoQuest Corporation (designated in the table as TMQ) and Trex Medical Corporation (designated in the table as TXM). These options were granted as compensation for service to other Thermo Electron companies in capacities other than his capacity as the chief executive officer of the Company. Each of these options was granted under stock option plans maintained by Thermo Electron and, accordingly, are reported as a percentage of total options granted to employees of Thermo Electron and its subsidiaries.

(4) These options were granted under stock option plans maintained by Thermo Electron or its public subsidiaries as part of Thermo Electron's compensation program and, accordingly, are reported as a percentage of total options granted to employees of Thermo Electron and its public subsidiaries.

(5) The options to purchase shares of the common stock of ThermoLase Corporation granted to Dr. Fine are subject to the same terms as described in footnote (1), except that the repurchase rights are deemed to lapse 20% per year commencing on the sixth anniversary of the grant date.


                                       32






STOCK OPTIONS EXERCISED DURING FISCAL YEAR 1996 AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth certain information concerning each exercise of a stock option during fiscal 1996 and outstanding stock options held at the end of fiscal 1996 by the Named Executive Officers. No stock appreciation rights were exercised or outstanding during fiscal 1996.

            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF             VALUE OF
                                                                              UNEXERCISED           UNEXERCISED
                                                                              OPTIONS AT           IN-THE-MONEY
                                                    SHARES                  FISCAL YEAR-END           OPTIONS
                                                   ACQUIRED      VALUE       (EXERCISABLE/         (EXERCISABLE/
        NAME                   COMPANY            ON EXERCISE   REALIZED   UNEXERCISABLE)(1)      UNEXERCISABLE)
        ----                   -------            -----------   --------   -----------------      --------------

John W. Wood Jr.(2)   Thermedics Detection(4)         --           --            0/23,333            $0/$268,330(3)

Jeffrey J. Langan     Thermedics Detection            --           --            0/50,000            $0/$575,000(3)
                      Thermedics                      --           --       75,000/0                 $0/$0
                      Thermo Electron                 --           --       15,000/0                 $0/$0

David H. Fine         Thermedics Detection(4)         --           --            0/61,667            $0/$709,171(3)
                      Thermedics                      --           --       87,600/0           $616,979/$0
                      Thermo Cardiosystems          2,445       103,546      1,530/0            $42,229/$0
                      Thermo Ecotek                   --           --        1,500/0            $17,625/$0
                      Thermo Electron(5)            3,038       114,098     54,637/0           $956,232/$0
                      Thermo Fibertek                 --           --        4,500/0            $27,000/$0
                      Thermo Sentron                  --           --        7,500/0                 $0/$0
                      ThermoLase(6)                   --           --       30,000/0                 $0/$0
                      ThermoSpectra                   --           --        1,000/0             $1,875/$0
                      ThermoTrex                      360        17,838           --                    --



(1) All of the options reported outstanding at the end of the fiscal year were immediately exercisable, except the options to purchase shares of Common Stock which were not exercisable until May 22, 1997. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For companies whose shares are not publicly traded, the purchase rights lapse in their entirety on the ninth anniversary of the grant date. For publicly traded companies, the repurchase rights generally lapse ratably over a five to ten year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo Electron company. Certain options granted as a part of Thermo Electron's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date.

(2) Mr. Wood also holds unexercised options to purchase common stock of Thermo Electron and its subsidiaries other than the Company. These options are not reported here as they were granted as compensation for service to other Thermo Electron companies in capacities other than his capacity as chief executive officer of the Company.

(3) No public market existed for the shares underlying the options as of December 28, 1996. Accordingly, this value has been calculated on the basis of an assumed market value of $11.50 per share, which was the initial public offering price of the Common Stock.

(4) Options to purchase 23,333 and 41,667 shares of Common Stock granted to Mr. Wood and Dr. Fine, respectively, were granted pursuant to a nonqualified stock option plan of Thermedics.

(5) Options to purchase 45,000 shares of the common stock of Thermo Electron granted to Dr. Fine are subject to the same terms described in footnote
     (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

(6) The options to purchase shares of the common stock of ThermoLase Corporation granted to Dr. Fine are subject to the same terms described in footnote (1), except the repurchase rights are deemed to lapse 20% per year commencing on the sixth anniversary of the grant date.


                                       33






      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


PRINCIPAL STOCKHOLDER

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 30, 1997 by Thermedics, which is the only person or entity that owns beneficially more than 5% of the outstanding shares of Common Stock. See "Risk Factors -- Control by Thermedics."

                                                     NUMBER OF SHARES    PERCENTAGE OF OUTSTANDING
      NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED   SHARES BENEFICIALLY OWNED
      ------------------------------------          ------------------   -------------------------
Thermedics Inc.(1) ..............................        9,992,400             74.8%
  470 Wildwood Street
  Woburn, Massachusetts 01888


(l) Thermedics is a majority-owned subsidiary of Thermo Electron and, therefore, Thermo Electron may be deemed a beneficial owner of the shares of Common Stock beneficially owned by Thermedics. Thermo Electron disclaims beneficial ownership of these shares.

    Thermedics has adopted a stock option plan with respect to the Common Stock that it beneficially owns. Under this plan, options to purchase up to 333,333 shares of such stock may be granted to any person within the discretion of the human resources committee of the Board of Directors of Thermedics, including officers and key employees of Thermedics.

MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 30, 1997 as well as information regarding the beneficial ownership of the common stock of Thermedics and Thermo Electron, as of June 30, 1997, with respect to (i) each of the Company's Directors, (ii) each executive officer named in the summary compensation table above, and (iii) all Directors and executive officers of the Company as a group.

                                                        THERMEDICS                           THERMO ELECTRON
                       NAME                         DETECTION INC.(2)   THERMEDICS INC.(3)    CORPORATION(4)
                       ----                         -----------------   ------------------    --------------
John W. Wood Jr.                                          47,854              179,049              265,999
Jeffrey J. Langan                                        113,660               90,000               35,429
David H. Fine                                            101,667              114,068               73,986
John N. Hatsopoulos                                       21,262               64,495              632,768
Morton Collins                                            20,000                    0                    0
Matthew C. Weisman                                        20,000                    0                    0
All Directors and executive officers as a group
  (7) persons                                            334,543              467,837            1,143,676


(l) Except as reflected in the footnotes to this table, shares of Common Stock and common stock of Thermedics and Thermo Electron beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership involves sole voting and investment power.

(2) Shares of Common Stock beneficially owned by Mr. Wood, Mr. Langan, Mr. Hatsopoulos, Dr. Fine, Mr. Collins, Mr. Weisman and by all Directors and executive officers as a group include 43,333, 100,000, 20,000, 91,667, 20,000, 20,000 and 300,000 shares, respectively, that such person or group has the right to acquire within 60 days of June 30, 1997, through the exercise of stock options. No Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of June 30, 1997; and all directors and executive officers as a group beneficially owned approximately 2.4% of the Common Stock outstanding as of such date.


                                       34






(3) Shares of the common stock of Thermedics beneficially owned by Mr. Wood, Mr. Langan, Mr. Hatsopoulos, Dr. Fine and by all Directors and executive officers as a group include 130,700, 90,000, 50,000, 91,100 and 380,800 shares, respectively, that such person or group has the right to acquire within 60 days of June 30, 1997, through the exercise of stock options. Shares beneficially owned by Mr. Hatsopoulos and by all Directors and executive officers as a group include 1,602 and 2,761 full shares, respectively, allocated through June 30, 1997 to their respective accounts maintained pursuant to Thermo Electron's Employee Stock Ownership Plan of which the trustees, who have investment power over its assets, are executive officers of Thermo Electron (the "ESOP"). Shares beneficially owned by Mr. Wood include 2,600 shares held in a trust of which Mr. Wood's spouse is the trustee. No director or executive officer beneficially owned more than 1% of the common stock of Thermedics outstanding as of June 30, 1997; all Directors and executive officers as a group beneficially owned approximately 1.3% of such common stock outstanding as of such date.

(4) The shares of common stock of Thermo Electron have been adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend on May 22, 1996. Shares of the common stock of Thermo Electron beneficially owned by Mr. Wood, Mr. Langan, Mr. Hatsopoulos, Dr. Fine and by all Directors and executive officers as a group include 230,458, 35,100, 535,685, 56,537 and 952,917 shares, respectively, that such person or group has the right to acquire within 60 days of June 30, 1997, through the exercise of stock options. Shares beneficially owned by Mr. Hatsopoulos and by all Directors and executive officers as a group include 1,934 and 3,258 full shares, respectively, allocated through June 30, 1997 to their respective accounts maintained pursuant to the ESOP. No director or executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of June 30, 1997; all Directors and executive officers as a group beneficially owned less than 1% of such common stock outstanding as of such date.


STOCK HOLDING ASSISTANCE PLAN

    The Company has adopted a stock holding policy which requires certain executives of the Company to acquire and hold a minimum number of shares of Common Stock. In order to assist the executives in complying with the policy, the Company also adopted a Stock Holding Assistance Plan, under which it may make interest-free loans to certain individuals, including the executive officers identified under the caption "Management -- Compensation of Executive Officers," elsewhere in this Prospectus, to enable such individuals to purchase the Company's Common Stock in the open market. No such loans were outstanding as of March 29, 1997.



                                       35






                           SELLING SHAREHOLDERS

    The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock owned by each Selling Shareholder, the number of Shares that may be offered by each Selling Shareholder pursuant to this Prospectus, and the number of Shares each Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                                           SHARES OF
                                                          COMMON STOCK                   SHARES OWNED
                                                             OWNED                           AFTER
                                                          PRIOR TO THE   SHARES BEING     COMPLETION
                  SELLING SHAREHOLDER                     OFFERING(1)      OFFERED      OF THE OFFERING
                  -------------------                     -----------      -------      ---------------
Craig Drill Capital L.P.                                     80,000         80,000                0
Awad & Associates L.P.                                        5,000          5,000                0
Richard B. Felder                                             5,000          5,000                0
Richard B. Felder c/f Jeffrey D. Felder                       2,500          2,500                0
Richard B. Felder c/f Jonathan D. Felder                      2,500          2,500                0
Mark Cahill                                                   2,500          2,500                0
Georgia Veru                                                  2,500          2,500                0
Michael D. Mintz Trust u/a 8/12/92                           11,500         10,000            1,500
Martin Walsh                                                 10,000         10,000                0
Crescent International Holdings Limited(2)                   50,000         50,000                0
David H. Fine(3)                                            101,667         10,000           91,667
Bear Stearns                                                 80,000         80,000                0
Universal Partners, L.P.                                     10,000         10,000                0
Alan J. Rubin                                                10,000         10,000                0
Rush & Co.                                                   55,000         55,000                0
Hartley Bernstein                                             5,000          5,000                0
William C. Bartholomay                                       10,000         10,000                0
Paul A. Berkman & Judith M. Berkman, JTWROS                   5,000          5,000                0
Richard J. & Christine S. Cowgill                             5,000          5,000                0
Harvey Greenfield                                             5,000          5,000                0
James W. Jacobs                                              10,000         10,000                0
Ronald M. Krinick                                            10,000         10,000                0
Jeffrey J. Langan(4)                                        113,660         10,000          103,660
Nadia One, Inc.                                              10,000         10,000                0
WNC Corporation                                              50,000         50,000                0
Randolph K. Pace                                             20,000         20,000                0
Pilot Trading Trust                                           9,000          9,000                0
Dr. Martin R. Post MD PC Retirement Trust dtd 9/1/84          2,500          2,500                0
Edward Raskin, Ttee FBO Edward Raskin u/a/d 10/14/94          5,000          5,000                0
Jiela Rufeh                                                   2,500          2,500                0
Bejan Rufeh                                                   2,500          2,500                0
Seema Sachdeva & Rakesh Sachdeva                              5,000          5,000                0
Michael & Dafna Schmerin                                      2,500          2,500                0
Joel Schoenfeld                                               2,500          2,500                0


                                       36






Hans Schopper                                                25,000         25,000                0
Allenstown Investment Partners                               10,000         10,000                0
Carico, Inc.                                                  5,000          5,000                0
Martin D. Cohn and Gerald L. Cohn, Trustees for Gerald L.
  Cohn                                                       25,000         25,000                0
Hannah S. and Samuel A. Cohn Memorial Foundation              5,000          5,000                0
Cynthia J. Cohn Revocable Trust                               5,000          5,000                0
Ekistics Corp.                                               10,000         10,000                0
Richard Harriton                                             10,000         10,000                0
M.D. Funding, Inc.                                           10,000         10,000                0
Mid-Lakes Profit Sharing Trust                               10,000         10,000                0
Bruce E. Toll                                                20,000         20,000                0
Tracy M. Cirillo(5)                                           1,000          1,000                0
Francis X. O'Brien                                            1,366          1,000              366
  Total                                                     840,693        643,500          197,193


(1) Except as otherwise reflected in the footnotes to this table, all share ownership includes Shares owned by the Selling Shareholders and shares that the Selling Shareholders have the right to acquire within 60 days of June 30, 1997, through the exercise of stock options.

(2) Crescent International Holdings Limited is a wholly owned subsidiary of Crescent Holding GmbH, which is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan, a director of Thermo Electron. Ms. Olayan disclaims beneficial ownership of the Shares owned by Crescent International Holdings Limited.

(3) Dr. Fine is Senior Vice President of the Company. See "Management" and "Security Ownership of Certain Beneficial Owners and Management."

(4) Mr. Langan is Chief Executive Officer, President and a Director of the Company. See "Management" and "Security Ownership of Certain Beneficial Owners and Management."

(5)  Ms. Cirillo is an employee of the Company.


    The Shares are being registered to permit public secondary trading of the Shares from time to time by the Selling Shareholders. All of the Shares being offered by the Selling Shareholders were sold by the Company in private placement transactions pursuant to Stock Purchase Agreements with the Company dated March 26, 1996 and November 19, 1996 (the "Purchase Agreements") for cash.

    In the Purchase Agreements, the Company agree, among other things, to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholders) in connection with the registration and sale of the Shares being offered by the Selling Shareholders. See "Sale of Shares." The Company intends to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Shareholders.

                                 SALE OF SHARES

    The Company will not receive any of the proceeds from this offering. The Shares offered hereby may be sold from time to time by or for the account of any of the Selling Shareholders or by their pledgees, donees, distributees or transferees or other successors in interest to the Selling Shareholders. The Shares may be sold hereunder directly to purchasers by the Selling Shareholders in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which the broker solicits purchases; block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; transactions in which a broker or dealer purchases as principal for resale for its own account; or through underwriters or agents. The Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from the Selling Shareholders and/or the purchasers of the Shares. Each Selling Shareholder will be responsible for payment of any and all commissions to brokers.

    The aggregate proceeds to any Selling Shareholder from the sale of the Shares offered hereby will be the purchase price of such Shares less any broker's commission.

    In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    Any Selling Shareholder and any broker-dealer, agent or underwriter who acts in connection with the sale of Shares hereunder may be deemed to be an "underwriter" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

                          DESCRIPTION OF CAPITAL STOCK

    The following is a brief description of the principal terms applicable to the authorized shares of Common Stock.

    As of the date of this Prospectus, the Company had 50,000,000 shares of Common Stock authorized for issuance, of which 13,354,792 were issued and outstanding. Each share of Common Stock is entitled to pro rata participation in distributions upon liquidation and to one vote on all matters submitted to a vote of shareholders. Dividends may be paid to the holders of Common Stock when and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock have no preemptive, subscription, redemption, conversion or similar rights. The outstanding shares of Common Stock are, and the shares offered hereby when issued will be, legally issued, fully paid and nonassessable.

    The shares of Common Stock have noncumulative voting rights. As a result, the holders of more than 50% of the shares voting can elect all the directors if they so choose, and in such event, the holders of the remaining shares cannot elect any directors. Thermedics intends to continue to beneficially own at least a majority of the outstanding Common Stock, and will have the power to elect all of the members of the Company's Board of Directors. Thermedics is a majority-owned subsidiary of Thermo Electron and, therefore, Thermo Electron may be deemed a beneficial owner of the shares of Common Stock beneficially owned by Thermedics. Thermo Electron disclaims beneficial ownership of these shares.

    The Company's Articles of Organization, as amended, contain certain provisions permitted under the Business Corporation Law of the Commonwealth of Massachusetts relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Company's By-Laws also contains provisions to indemnify the directors and officers of the Company to the fullest extent permitted by the Business Corporation Law of the Commonwealth of Massachusetts. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

    The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

    There are currently 13,354,792 shares of Common Stock outstanding, of which 3,362,392 are freely tradeable without restriction or further registration under the Securities Act, except that any shares purchased by affiliates of the Company, as that term is defined in Rule 144 under the Securities Act (an "Affiliate"), may generally only be resold in compliance with applicable provisions of Rule 144.

    The remaining 9,992,400 shares of Common Stock are owned by Thermedics. In connection with the Company's initial public offering, which was completed on March 26, 1997, Thermo Electron, Thermedics and the Company have agreed, without the prior written consent of the Representatives of underwriters of such offering, not to offer, sell or otherwise dispose of any shares of Common Stock prior to August 20, 1997, other than (i) the issuance of shares of Common Stock to be issued in such offering, (ii) the issuance of options and sales of shares of Common Stock pursuant to existing stock-based compensation plans, (iii) shares of Common Stock which may be sold to Thermedics and Thermo Electron and
(iv) the issuance of shares of Common Stock as consideration for the acquisition of one or more businesses (provided that such Common Stock may not be resold prior to August 20, 1997. So long as Thermedics is able to elect a majority of the Board of Directors it will be able to cause the Company at any time to register under the Securities Act all or a portion of the Common Stock owned by Thermedics or its affiliates, in which case it would be able to sell such shares without restriction upon effectiveness of the registration statement.

    In general, under Rule 144 as currently in effect, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144 provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

    The Company had reserved 358,333 shares of Common Stock for grants under its existing stock-based compensation plans as of March 29, 1997. As of such date, options to purchase up to 216,849 shares of Common Stock had been granted under such plans. All such options are exercisable, subject to the right of the Company to repurchase shares at the exercise price if the optionee ceases to be employed by the Company or another Thermo Electron company. This repurchase right lapses ratably (on an annual basis) over a five to ten year period depending upon the term of the option. The Company has registered all shares of Common Stock issuable under such plans under the Securities Act. Accordingly, shares issuable under these plans that are not subject to transferability restrictions are eligible for sale in the public market immediately, subject to Rule 144 limitations applicable to Affiliates as noted above.

                                 LEGAL OPINION

    The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of Thermo Electron, Thermedics and the Company. Mr. Hoogasian owns or has the right to acquire 5,000 shares of Common Stock, 8,900 shares of common stock of Thermedics and 107,558 shares of common stock of Thermo Electron.

                                  EXPERTS

    The Consolidated Financial Statements of the Company, (except the Consolidated Financial Statements of Rutter & Co. B.V. as of December 28, 1996 and for the period from January 25, 1996 (date of acquisition) to December 28,
1996), and the Combined Financial Statements of Moisture Systems Corporation and Moisture Systems Limited included in this prospectus and the related financial statement schedule included in the Registration Statement of which this Prospectus forms a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto. The Consolidated Financial Statements of Rutter & Co. B.V. as of December 28, 1996 and for the period from January 25, 1996 to December 28, 1996 have been audited by Deloitte & Touche, independent auditors and registeraccountants, as stated in their report included herein. The consolidated financial statements and financial statement schedule of the Company are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing in giving said reports. The combined financial statements of Moisture Systems Corporation and Moisture Systems Limited are included herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving said reports.

    The Consolidated Financial Statements of Rutter & Co. B.V. for the two years ended December 31, 1995 included in this Prospectus have been audited by Deloitte & Touche, independent auditors and registeraccountants, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-1 under the Securities Act with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained upon payment of the fees prescribed by the Commission from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

    The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at (http://www.sec.gov). The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

                         INDEX TO FINANCIAL STATEMENTS

THERMEDICS DETECTION INC.
  Reports of Independent Public Accountants...............................  F-2
  Consolidated Statement of Income for the years ended December 31, 1994,
   December 30, 1995 and December 28, 1996 and for the three months ended
   March 30, 1996 and March 29, 1997......................................  F-4
  Consolidated Balance Sheet as of December 30, 1995, December 28, 1996
   and March 29, 1997.....................................................  F-5
  Consolidated Statement of Cash Flows for the years ended December 31,
   1994, December 30, 1995 and December 28, 1996 and for the three months ended March 30, 1996 and March 29, 1997................................  F-6
  Consolidated Statement of Shareholders' Investment for the years ended
   December 31, 1994, December 30, 1995 and December 28, 1996 and for the
   three months ended March 29, 1997......................................  F-7
  Notes to Consolidated Financial Statements..............................  F-8
MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED
  Report of Independent Public Accountants................................  F-19
  Combined Statement of Income for the year ended December 30, 1995 and for the period from December 31, 1995 through January 25, 1996.........  F-20
  Combined Balance Sheet as of December 30, 1995..........................  F-21
  Combined Statement of Cash Flows for the year ended December 30, 1995 and for the period from December 31, 1995 through January 25, 1996.....  F-22
  Combined Statement of Owners' Investment for the year ended December 30,
   1995 and for the period from December 31, 1995 through January 25,
   1996...................................................................  F-23
  Notes to Combined Financial Statements..................................  F-24
RUTTER & CO. B.V.
  Auditor's Report........................................................  F-28
  Consolidated Balance Sheets at December 31, 1995 and 1994...............  F-29
  Consolidated Profit and Loss Accounts for the years ended December 31,
   1995 and 1994..........................................................  F-30
  Notes to the Consolidated Balance Sheets and the Consolidated Profit and
   Loss Accounts..........................................................  F-31
  Parent Company Balance Sheets at December 31, 1995 and 1994.............  F-35
  Parent Company Profit and Loss Accounts for the years ended December 31,
   1995 and 1994..........................................................  F-36
  Notes to the Parent Company Balance Sheets and the Parent Company Profit
   and Loss Accounts......................................................  F-37
  Supplementary Information...............................................  F-40
PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF THERMEDICS DETECTION
INC., MOISTURE SYSTEMS AND RUTTER & CO. B.V. (UNAUDITED)
  Pro Forma Combined Condensed Statement of Income for the year ended
   December 28, 1996......................................................  F-45
  Note to Pro Forma Combined Condensed Statement of Income................  F-46

                                      F-1


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Thermedics Detection Inc.:

  We have audited the accompanying consolidated balance sheet of Thermedics Detection Inc. (a Massachusetts corporation and 94%-owned subsidiary of Thermedics Inc.) and subsidiaries as of December 30, 1995 and December 28, 1996, and the related consolidated statements of income, cash flows and shareholders' investment for each of the three years in the period ended December 28, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Rutter & Co. B.V. (a wholly owned subsidiary of Thermedics Detection Inc.), for the period from January 25, 1996 (the date of acquisition) through and as of December 28, 1996, which statements reflect total assets and total revenues of 16% and 17% in 1996, respectively, of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for that entity, is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thermedics Detection Inc. and subsidiaries as of December 30, 1995 and December 28, 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 28, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
February 3, 1997 (except with respect
to the matter discussed in Note 9
as to which the date is March 26, 1997)

                                      F-2


                         INDEPENDENT AUDITORS' REPORT

  We have audited the consolidated balance sheet of the Rutter & Co. B.V. segment of Thermedics Detection Inc. as of December 28, 1996, and the related consolidated statements of income, stockholder's equity, and cash flows for the period from January 25, 1996 (acquisition date) to December 28, 1996 (all expressed in Netherlands Guilders) (not included herein). These financial statements are the responsibility of Thermedics Detection Inc.'s and Rutter & Co. B.V.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As discussed in the Notes to the financial statements (not included herein), the consolidated balance sheet of the Rutter & Co. B.V. segment of Thermedics Detection Inc. includes the net assets acquired by Thermedics Detection Inc. in its purchase of Rutter & Co. B.V. on January 25, 1996, after giving effect to the allocation of Thermedics Detection Inc.'s purchase price to the consolidated net assets of Rutter & Co. B.V. and to the changes in the consolidated net assets of Rutter & Co. B.V. subsequent to the acquisition; the related consolidated statements of income, stockholder's equity, and cash flows reflect the results of operations and cash flows of Rutter & Co. B.V. subsequent to such acquisition after giving effect to the allocation of Thermedics Detection Inc.'s purchase price to Rutter & Co. B.V.'s consolidated net assets.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Rutter & Co. B.V. segment of Thermedics Detection Inc. at December 28, 1996, and the results of their operations and their cash flows for the period from January 25, 1996 to December 28, 1996 in conformity with generally accepted accounting principles in the United States of America.

Deloitte & Touche Registeraccountants

Almelo, The Netherlands
January 29, 1997

                                      F-3


                           THERMEDICS DETECTION INC.

                        CONSOLIDATED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            THREE MONTHS ENDED
                                                            -------------------
                                                            MARCH 30, MARCH 29,
                                  1994     1995     1996      1996      1997
                                 -------  -------  -------  --------- ---------
                                                                (UNAUDITED)
Revenues (Note 8)
  Product....................... $40,436  $18,457  $31,255   $6,557    $9,073
  Service.......................   9,907    9,497   12,495    2,788     3,356
                                 -------  -------  -------   ------    ------
                                  50,343   27,954   43,750    9,345    12,429
                                 -------  -------  -------   ------    ------
Costs and Operating Expenses:
  Cost of product revenues......  18,052    9,895   15,417    3,553     4,614
  Cost of service revenues......   6,854    5,341    6,733    1,629     1,482
  Selling, general and
   administrative expenses
   (Note 6).....................  11,973    7,487   15,525    3,558     3,449
  Research and development
   expenses.....................   3,895    2,741    4,608    1,176     1,071
                                 -------  -------  -------   ------    ------
                                  40,774   25,464   42,283    9,916    10,616
                                 -------  -------  -------   ------    ------
Operating Income (Loss).........   9,569    2,490    1,467     (571)    1,813
Interest Income.................     --       --       229      --        203
Interest Expense, Related Party
 (Note 2).......................     --       --    (1,119)    (221)     (306)
Other Income (Expense)..........     --       (72)      12      (45)       (4)
                                 -------  -------  -------   ------    ------
Income (Loss) Before Income
 Taxes..........................   9,569    2,418      589     (837)    1,706
Income Tax (Provision) Benefit
 (Note 4).......................  (3,189)    (910)    (227)     313      (682)
                                 -------  -------  -------   ------    ------
Net Income (Loss)............... $ 6,380  $ 1,508  $   362   $ (524)   $1,024
                                 =======  =======  =======   ======    ======
Earnings (Loss) per Share....... $   .63  $   .15  $   .04   $ (.05)   $  .09
                                 =======  =======  =======   ======    ======
Weighted Average Shares.........  10,069   10,069   10,320   10,099    10,976
                                 =======  =======  =======   ======    ======


  The accompanying notes are an integral part of these consolidated financial statements.

                                      F-4


                           THERMEDICS DETECTION INC.

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                      MARCH 29,
                                                     1995     1996      1997
                                                    -------  -------  ---------
                      ASSETS
Current Assets:
  Cash and cash equivalents........................ $ 1,282  $13,484   $47,265
  Accounts receivable, less allowances of $516,
   $1,215 and $1,172...............................   4,619    9,387     7,958
  Unbilled contract costs and fees.................   1,152      307       138
  Inventories......................................   8,991    8,793     9,275
  Prepaid and refundable income taxes (Note 4).....   1,530    2,173     2,169
  Prepaid expenses.................................     208      547       556
                                                    -------  -------   -------
                                                     17,782   34,691    67,361
                                                    -------  -------   -------
Property, Plant and Equipment, at Cost, Net........   2,230    1,784     1,649
                                                    -------  -------   -------
Cost in Excess of Net Assets of Acquired Companies
 (Note 2)..........................................     --    16,694    16,088
                                                    -------  -------   -------
Other Assets.......................................     310      314       314
                                                    -------  -------   -------
                                                    $20,322  $53,483   $85,412
                                                    =======  =======   =======
     LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Promissory note to parent company................ $   --   $   --    $21,200
  Accounts payable.................................   1,558    3,030     2,480
  Accrued payroll and employee benefits............     681    1,375     1,187
  Accrued installation and warranty expenses.......   1,414    1,413     1,256
  Deferred revenue.................................   1,324    1,281     1,471
  Customer deposits................................     446      637     1,413
  Other accrued expenses...........................   1,086    3,436     6,293
  Due to parent company and affiliates.............     --       161       632
                                                    -------  -------   -------
                                                      6,509   11,333    35,932
                                                    -------  -------   -------
Deferred Income Taxes (Note 4).....................      40       40        40
                                                    -------  -------   -------
Promissory Note to Parent Company (Note 2).........     --    21,200       --
                                                    -------  -------   -------
Commitments (Note 5)
Shareholders' Investment (Note 3):
  Common stock, $.10 par value, 15,000,000 shares
   authorized;
   10,000,000 shares, 10,683,500 shares and
   13,354,792 shares issued
   and outstanding ................................   1,000    1,068     1,335
  Capital in excess of par value...................   6,114   13,130    40,984
  Retained earnings................................   6,774    7,136     8,160
  Cumulative translation adjustment................    (115)    (424)   (1,039)
                                                    -------  -------   -------
                                                     13,773   20,910    49,440
                                                    -------  -------   -------
                                                    $20,322  $53,483   $85,412
                                                    =======  =======   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                      F-5


                           THERMEDICS DETECTION INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                             THREE MONTHS ENDED
                                                             -------------------
                                                             MARCH 30, MARCH 29,
                                  1994     1995      1996      1996      1997
                                --------  -------  --------  --------- ---------
                                                                 (UNAUDITED)
OPERATING ACTIVITIES:
 Net income (loss)............  $  6,380  $ 1,508  $    362   $  (524)  $ 1,024
 Adjustments to reconcile net
  income (loss) to net cash
  provided by (used in)
  operating activities:
   Depreciation and
    amortization..............     1,060    1,159     2,364       674       349
   Provision for losses on
    accounts receivable.......       128       98       582        30        18
   Other noncash expenses.....     1,127      727     1,804       313       135
   Increase (decrease) in
    deferred income taxes.....        81      (40)      --        --        --
   Changes in current
    accounts, excluding the
    effects of acquisitions:
     Accounts receivable......     1,862    1,051    (1,776)   (1,284)    1,423
     Unbilled contract costs
      and fees................     1,687     (931)      845       363       169
     Inventories..............     4,649   (3,213)    1,254       241      (515)
     Other current assets.....      (934)    (116)     (599)     (306)      (14)
     Accounts payable.........    (2,977)     182       758      (540)     (550)
     Other current
      liabilities.............   (11,147)  (2,392)    1,045     2,092     3,923
                                --------  -------  --------   -------   -------
      Net cash provided by
       (used in) operating
       activities.............     1,916   (1,967)    6,639     1,059     5,962
                                --------  -------  --------   -------   -------
INVESTING ACTIVITIES:
 Acquisitions (Note 2)........       --       --    (21,668)  (21,668)      --
 Acquisition of product line
  (Note 2)....................       --       --       (300)      --        --
 Purchases of machinery,
  equipment and leasehold
  improvements................      (722)    (608)     (766)     (186)     (131)
 Proceeds from sale of
  machinery, equipment and
  leasehold improvements......       448       19       113         6        82
 Purchase of other assets.....      (471)     --        --        --        --
                                --------  -------  --------   -------   -------
      Net cash used in
       investing activities...      (745)    (589)  (22,621)  (21,848)      (49)
                                --------  -------  --------   -------   -------
FINANCING ACTIVITIES:
 Net proceeds from issuance of
  Company common stock
  (Note 7)....................       --       --      6,964     3,000    28,121
 Proceeds from issuance of
  promissory note to parent
  company (Note 2)............       --       --     21,200    21,200       --
 Transfers to parent company
  and additional capital
  contributions, net .........      (984)   3,170       120       120       --
 Other........................       --       --        (15)      (13)      (18)
                                --------  -------  --------   -------   -------
      Net cash provided by
       (used in) financing
       activities.............      (984)   3,170    28,269    24,307    28,103
                                --------  -------  --------   -------   -------
Exchange Rate Effect on Cash..        14     (138)      (85)       58      (235)
                                --------  -------  --------   -------   -------
Increase in Cash and Cash
 Equivalents..................       201      476    12,202     3,576    33,781
Cash and Cash Equivalents at
 Beginning of Period..........       605      806     1,282     1,282    13,484
                                --------  -------  --------   -------   -------
Cash and Cash Equivalents at
 End of Period................  $    806  $ 1,282  $ 13,484   $ 4,858   $47,265
                                ========  =======  ========   =======   =======
CASH PAID FOR:
 Interest.....................  $    --   $   --   $    596   $   --    $   --
                                ========  =======  ========   =======   =======
 Income taxes.................  $    338  $   152  $    618   $    27   $    23
                                ========  =======  ========   =======   =======
NONCASH ACTIVITIES:
 Fair value of assets of
  acquired companies..........  $    --   $   --   $ 24,328   $24,328   $   --
 Cash paid for acquired
  companies...................       --       --    (21,668)  (21,668)      --
                                --------  -------  --------   -------   -------
    Liabilities assumed of
     acquired companies.......  $    --   $   --   $  2,660   $ 2,660   $   --
                                ========  =======  ========   =======   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                      F-6


                           THERMEDICS DETECTION INC.

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT
                                 (IN THOUSANDS)

                                      COMMON    CAPITAL IN          CUMULATIVE
                                    STOCK, $.10 EXCESS OF  RETAINED TRANSLATION
                                     PAR VALUE  PAR VALUE  EARNINGS ADJUSTMENT
                                    ----------- ---------- -------- -----------
BALANCE JANUARY 1, 1994...........    $1,000     $ 2,814    $  --     $     8
Net income........................       --          --      6,380        --
Transfer to parent company, net...       --          --       (984)       --
Translation adjustment............       --          --        --         (10)
                                      ------     -------    ------    -------
BALANCE DECEMBER 31, 1994.........     1,000       2,814     5,396         (2)
Net income........................       --          --      1,508        --
Additional capital contribution...       --        3,300       --         --
Transfer to parent company, net...       --          --       (130)       --
Translation adjustment............       --          --        --        (113)
                                      ------     -------    ------    -------
BALANCE DECEMBER 30, 1995.........     1,000       6,114     6,774       (115)
Net income........................       --          --        362        --
Additional capital contribution...       --          120       --         --
Net proceeds from private
 placement of Company common stock
 (Note 7).........................        68       6,896       --         --
Translation adjustment............       --          --        --        (309)
                                      ------     -------    ------    -------
BALANCE DECEMBER 28, 1996.........     1,068      13,130     7,136       (424)
                                                    (UNAUDITED)
Net income........................       --          --      1,024        --
Net proceeds from initial public
 offering of common stock
 (Note 9).........................       267      27,854       --         --
Translation adjustment............       --          --        --        (615)
                                      ------     -------    ------    -------
BALANCE MARCH 29, 1997............    $1,335     $49,984    $8,160    $(1,039)
                                      ======     =======    ======    =======


  The accompanying notes are an integral part of these consolidated financial statements.

                                      F-7


                           THERMEDICS DETECTION INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

  Thermedics Detection Inc. ("the Company") develops, manufactures and markets high-speed on-line detection and measurement systems used in a variety of industrial process applications, explosives detection and laboratory analysis. The Company's industrial process systems use ultratrace chemical-concentration detectors, high-speed gas chromatography, X-ray imaging, near-infrared spectroscopy and other technologies for quality assurance of in-process and finished products, primarily in the food, beverage, pharmaceutical, forest products, chemical and other consumer products industries. The Company's explosives-detection equipment uses trace particle- and vapor-detection techniques based on its proprietary chemiluminescene and high-speed gas chromatography technologies. Customers use the Company's explosives-detection equipment to detect plastic and other explosives at airports and border crossings, for other high-security screening applications and for forensics and search applications.

 Relationship with Thermedics Inc. and Thermo Electron Corporation

  The Company operated as a division of Thermedics Inc. ("Thermedics") until its incorporation as a Massachusetts corporation in December 1990. In connection with the Company's incorporation, Thermedics transferred to the Company its TEA Analyzer and certain other trace detection technologies in exchange for 10,000,000 shares of the Company's common stock. As of December 28, 1996, Thermedics owned 94% of the Company's outstanding common stock. As of December 28, 1996, Thermedics is a 51%-owned subsidiary of Thermo Electron Corporation ("Thermo Electron").

  The accompanying financial statements include the assets, liabilities, income and expenses of the Company as included in Thermedics' consolidated financial statements.

 Principles of Consolidation

  The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

 Fiscal Year

  The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1994, 1995 and 1996 are for the fiscal years ended December 31, 1994, December 30, 1995 and December 28, 1996, respectively.

 Revenue Recognition

  The Company recognizes product revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment. The Company recognizes service revenues over the term of the contract. Deferred revenue in the accompanying balance sheet consists of unearned revenue on service contracts which is recognized over the life of the service contract. Substantially all of the deferred revenue included in the accompanying balance sheet as of December 30, 1995, will be recognized within one year. Revenues and profits on long-term contracts are recognized using the percentage-of-completion method. Revenues recorded under the percentage-of-completion method, including revenues from long-term research and development contracts, were $1,923,000 in 1994, $3,987,000 in 1995 and $1,758,000 in 1996. The percentage of completion is determined by relating the actual costs incurred to date to management's estimate of total costs to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. Contracts generally provide for the billing of customers on a cost-plus-fixed-fee basis as costs are incurred. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at current contract values, or that are not expected to be collected within one year, including amounts that are billed but not paid under retainage provisions.

                                      F-8


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 Stock-based Compensation Plans

  The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its stock-based compensation plans (Note 3). Accordingly, no accounting recognition is given to stock options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

 Income Taxes

  The Company and Thermedics have a tax allocation agreement under which the Company is included in Thermedics' consolidated federal and certain state income tax returns. The agreement provides that in years in which the Company has taxable income, it will pay to Thermedics amounts comparable to the taxes the Company would have paid had it filed separate tax returns. If Thermedics' equity ownership of the Company were to drop below 80%, the Company would be required to file its own income tax returns.

  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

 Earnings per Share

  Pursuant to Securities and Exchange Commission requirements, earnings per share have been presented for all periods. Weighted average shares for all periods include 10,000,000 shares issued to Thermedics in connection with the initial capitalization of the Company, the effect of shares sold through private placements, as well as the effect of the assumed issuance of the private placements and the assumed exercise of stock options issued within one year prior to the Company's proposed initial public offering with exercise prices less than the subscription price. Because the effect of the assumed exercise of stock options issued more than one year prior to the Company's proposed initial public offering would be immaterial, they have been excluded from the earnings per share calculation.

 Stock Split

  In March 1996, the Company declared and effected a two-for-three reverse stock split. All share and per share information has been restated to reflect the stock split.

 Cash and Cash Equivalents

  Cash receipts and cash disbursements of the Company's domestic operations were combined with other Thermedics corporate cash transactions and balances prior to the Company's March 1996 private placement of common stock. Therefore, cash of the Company's domestic operations is not included in the accompanying balance sheet as of December 30, 1995. The Company's cash equivalents in 1995 include investments in commercial paper and short-term certificates of deposit of the Company's foreign operations, which have an original maturity of three months or less. Cash and cash equivalents are carried at cost, which approximates market value.

  As of December 28, 1996, $10,976,000 of the Company's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of U.S. government agency securities, corporate notes, commercial paper, money market funds and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement are readily convertible into cash by the Company and have an original maturity of three months or less. The

                                      F-9


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) repurchase agreement earns a rate based on the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

 Inventories

  Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor and manufacturing overhead. The components of inventories are as follows:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Raw material and supplies................................... $ 7,089 $ 6,135
   Work in process.............................................     784     871
   Finished goods..............................................   1,118   1,787
                                                                ------- -------
                                                                $ 8,991 $ 8,793
                                                                ======= =======

 Property, Plant and Equipment

  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: machinery and equipment, three to ten years and leasehold improvements, the lesser of the term of the lease or the life of the asset. Property, plant and equipment is comprised of the following:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Machinery, equipment and leasehold improvements............. $ 4,874 $ 5,683
   Less: Accumulated depreciation and amortization.............   2,644   3,899
                                                                ------- -------
                                                                $ 2,230 $ 1,784
                                                                ======= =======

 Cost in Excess of Net Assets of Acquired Companies

  The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over periods not exceeding 40 years. Accumulated amortization was $403,000 at December 28, 1996. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired companies in assessing the recoverability of this asset. If impairment has occurred, any excess of carrying value over fair value is recorded as a loss.

 Foreign Currency

  All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS
No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholders' investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of operations and are not material for the three years presented.

                                     F-10


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 Fair Value of Financial Instruments

  The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, due to parent company and affiliates and promissory note to parent company. Their respective carrying amounts in the accompanying balance sheet approximate fair value due to their short-term nature, except for the promissory note to parent company. The carrying amount of the promissory note to parent company approximates fair value based on borrowing rates available to the Company at December 28, 1996.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Statements

  The financial statements as of March 29, 1997 and for the three months ended March 30, 1996 and March 29, 1997, are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the three-month period ended March 29, 1997 are not necessarily indicative of the results to be expected for the entire year.

2. ACQUISITIONS

  On January 25, 1996, the Company acquired the assets of Moisture Systems Corporation and certain affiliated companies (collectively, "Moisture Systems"), and the stock of Rutter & Co. B.V. ("Rutter") for a total purchase price of $21,668,000 in cash, which included the repayment of $700,000 of debt. Moisture Systems and Rutter design, manufacture and sell instruments that use near infrared spectroscopy to measure moisture and other product constituents, including fats, proteins, oils, flavorings, solvents, adhesives and coatings, in a variety of manufacturing processes. These systems are used across the food, pharmaceutical, chemical, petrochemical, tobacco, forest products, pulp and paper, converting, plastics, textiles, corrugating and other industries. To finance these acquisitions, the Company borrowed $21,200,000 from Thermedics pursuant to a promissory note due March 1998, bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. As of December 28, 1996, the interest rate on the promissory note was 5.77%. In December 1996, the Company acquired certain moisture measurement product lines for approximately $300,000 in cash, subject to certain post closing adjustments. In addition, the Company has agreed to pay a licensing fee on sales of these products through December 2000.

  These acquisitions have been accounted for using the purchase method of accounting and their results of operations have been included in the accompanying financial statements from their respective dates of acquisition. The aggregate cost of Moisture Systems and Rutter exceeded the estimated fair value of the acquired net assets by $17,326,000, which is being amortized over 40 years. Allocation of the purchase price for these acquisitions was based on estimates of the fair value of the net assets acquired.

  The following table presents selected financial information for the Company, Moisture Systems and Rutter on a pro forma basis, as if the acquisitions of Moisture Systems and Rutter had occurred as of January 1, 1995.

                                                                  1995    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS,
                                                                   EXCEPT PER
                                                                 SHARE AMOUNTS)
   Revenues..................................................... $46,485 $45,297
   Net Income...................................................   1,796     520
   Earnings per Share...........................................     .18     .05

  The pro forma results are not necessarily indicative of future operations on the actual results that would have occurred had the acquisitions of Moisture Systems and Rutter been made at the beginning of 1995. Additional pro forma information for the Company, Moisture Systems and Rutter is included elsewhere in this prospectus.

                                     F-11


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. EMPLOYEE BENEFIT PLANS

 Stock-based Compensation Plans

 Stock Option Plan

  On November 1, 1994, the Company adopted a stock-based compensation plan for its key employees, directors and others, which permits the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the "Board Committee"), including restricted stock, stock options, stock bonus shares or performance-based shares. The option recipients and the terms of options granted under this plan are determined by the Board Committee. Options granted generally vest and become immediately exercisable on the ninth anniversary of the grant date, unless the Company's common stock becomes publicly traded prior to such date. In such an event, options become exercisable 90 days after the Company becomes subject to the Securities Exchange Act of 1934, but will be subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights generally will be deemed to have lapsed ratably over periods ranging from five to ten years after the first anniversary of the grant date, depending on the term of the option, which will generally range from ten to twelve years. Nonqualified stock options may be granted at any price determined by the Board Committee, although incentive stock options must be granted at not less than the fair market value of the Company's common stock on the date of grant. To date, all options have been granted at fair market value.

 Employee Stock Purchase Plan

  Substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase plan sponsored by Thermedics. Under this plan, shares of Thermedics and Thermo Electron's common stock may be purchased at the end of a 12-month plan year at 95% of the fair market value at the beginning of the plan year, and the shares purchased are subject to a six-month resale restriction. Prior to November 1, 1995, the applicable shares of common stock could be purchased at 85% of the fair market value at the beginning of the plan year, and the shares purchased were subject to a one-year resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

 Pro Forma Stock-based Compensation Plans Expense

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," which sets forth a fair-value based method of recognizing stock-based compensation expense. As permitted by SFAS No. 123, the Company has elected to continue to apply APB 25 in accounting for its stock-based compensation plans. Had compensation cost for awards in 1996 under the Company's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on the Company's net income and earnings per share would have been as follows:

                                                                   1996
                                                           ---------------------
                                                           (IN THOUSANDS, EXCEPT
                                                            PER SHARE AMOUNTS)
   Net income:
     As reported..........................................         $362
     Pro forma............................................          102
   Earnings per share:
     As reported..........................................          .04
     Pro forma............................................          .01

  Pro forma net income for 1995 was not materially different from historical net income in 1995.

                                     F-12


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Because the method prescribed by SFAS No. 123 has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation expense may not be representative of the amount to be expected in future years. Pro forma compensation expense for options granted is reflected over the vesting period, therefore future pro forma compensation expense may be greater as additional options are granted.

  The fair value of each option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                          1996
                                                                         -------
   Risk-free interest rate..............................................    6.4%
   Expected life of options............................................. 7 years

  Expected volatility of zero is assumed for options granted in Company common stock due to the Company's status as nonpublic.

  The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

 Stock Option Plan Activity

  A summary of the Company's stock option activity is as follows:

                                     1996            1995            1994
                                --------------- --------------- ---------------
                                                                       RANGE OF
                                       WEIGHTED        WEIGHTED         OPTION
                                NUMBER AVERAGE  NUMBER AVERAGE  NUMBER  PRICES
                                  OF   EXERCISE   OF   EXERCISE   OF     PER
                                SHARES  PRICE   SHARES  PRICE   SHARES  SHARE
                                ------ -------- ------ -------- ------ --------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Options outstanding, beginning
 of year......................    25    $ 9.75    26    $9.75    --       --
  Granted.....................   207    $10.45     2    $9.75     26    $9.75
  Exercised...................   --     $  --    --     $ --     --       --
  Forfeited...................   --     $  --    --     $ --     --       --
  Expired.....................   (14)   $ 9.79    (3)   $9.75    --       --
                                 ---    ------   ---    -----    ---    -----
Options outstanding, end of
 year.........................   218    $10.41    25    $9.75     26    $9.75
                                 ===    ======   ===    =====    ===    =====
Options exercisable...........   --     $  --    --     $ --     --     $ --
                                 ===    ======   ===    =====    ===    =====
Options available for grant...   116             309             308
                                 ===             ===             ===
Weighted average fair value of
 options granted during year..          $ 3.76          $4.15
                                        ======          =====

  As of December 28, 1996, the options outstanding were exercisable at prices ranging from $9.75 to $10.75 and had a weighted-average remaining contractual life of 9.7 years.

  At December 28, 1996, the Company had reserved 358,333 unissued shares of its common stock for possible issuance under the stock-based compensation plans.

                                     F-13


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

 401(k) Savings Plan

  Substantially all of the Company's full-time U.S. employees are eligible to participate in Thermo Electron's 401(k) savings plan. Contributions to the 401(k) savings plan are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. For this plan, the Company contributed and charged to expense $159,000, $233,000 and $247,000 in 1994, 1995 and 1996, respectively.

 Defined Benefit Pension Plan

  The Company's Rutter subsidiary, acquired in January 1996, has a defined benefit pension plan covering substantially all of its full-time employees. The Company's funding policy is to make contributions within a range required by applicable regulations in the Netherlands.

  Net periodic pension costs included the following components:

                                                                       1996
                                                                  --------------
                                                                  (IN THOUSANDS)
Service cost.....................................................      $ 22
Interest cost on projected benefit obligation....................        45
Return on plan assets............................................        (9)
Amortization of unrecognized obligation..........................       (26)
                                                                       ----
                                                                       $ 32
                                                                       ====

  The funded status of the Company's defined benefit pension plan is as follows:

                                                                       1996
                                                                  --------------
                                                                  (IN THOUSANDS)
   Actuarial present value of benefit obligations:
     Vested benefits.............................................      $607
     Non-vested benefits.........................................       --
                                                                       ----
     Accumulated benefit obligation..............................       607
   Effect of projected future salary increases...................       152
                                                                       ----
   Projected benefit obligation..................................       759
   Plan assets at fair value.....................................       965
                                                                       ----
   Excess of plan assets over projected benefit obligation.......       206
   Unrecognized net gain.........................................       196
   Initial unrecognized net obligation...........................       (69)
                                                                       ----
     Prepaid pension cost........................................      $333
                                                                       ====

  Significant actuarial assumptions used to determine the net periodic pension cost during 1996 were:

                                                                           1996
                                                                           ----
   Discount rate..........................................................   7%
   Rate of increase in salary levels up to age 45......................... 4.5%
   Rate of increase in salary levels after age 45......................... 2.5%
   Expected long-term rate of return on assets............................ 4.0%

                                     F-14


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4. INCOME TAXES

  The components of income before income taxes are as follows:

                                                           1994   1995   1996
                                                          ------ ------ -------
                                                             (IN THOUSANDS)
   Domestic.............................................. $9,379 $2,197 $(1,742)
   Foreign...............................................    190    221   2,331
                                                          ------ ------ -------
                                                          $9,569 $2,418 $   589
                                                          ====== ====== =======

  The components of the provision for income taxes are as follows:

                                                             1994   1995  1996
                                                            ------  ----  -----
                                                             (IN THOUSANDS)
   Currently payable:
     Federal............................................... $2,736  $681  $(350)
     State.................................................    568   166    (90)
     Foreign...............................................    116    94    692
                                                            ------  ----  -----
                                                             3,420   941    252
                                                            ------  ----  -----
   Net prepaid:
     Federal...............................................   (188)  (25)  (195)
     State.................................................    (43)   (6)   (34)
     Foreign...............................................    --    --     204
                                                            ------  ----  -----
                                                              (231)  (31)   (25)
                                                            ------  ----  -----
                                                            $3,189  $910  $ 227
                                                            ======  ====  =====

  Provision for income taxes in the accompanying statement of operations differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

                                                             1994   1995   1996
                                                            ------  -----  ----
                                                             (IN THOUSANDS)
   Provision for income taxes at statutory rate............ $3,253  $ 822  $201
   Increases (decreases) resulting from:
     State income taxes, net of federal tax................    346    106   (82)
     Foreign tax rate and tax law differential.............     51     19   103
     Tax benefit of foreign sales corporation..............   (499)  (133)  --
     Deemed dividend from foreign subsidiary...............    --      80   --
     Other, net............................................     38     16     5
                                                            ------  -----  ----
                                                            $3,189  $ 910  $227
                                                            ======  =====  ====

                                     F-15


                           THERMEDICS DETECTION INC.

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
   Prepaid income taxes:
     Reserves and other accruals............................... $   556 $   999
     Inventory basis difference................................     675     643
     Accrued compensation......................................     133     130
     Other, net................................................      28      30
                                                                ------- -------
                                                                $ 1,392 $ 1,802
                                                                ======= =======
   Deferred income taxes:
     Depreciation.............................................. $    40 $    40
                                                                ======= =======

5. COMMITMENTS

  The Company leases portions of its office and operating facilities under various operating lease arrangements. The accompanying statement of income includes expenses from operating leases of $413,000, $542,000 and $1,335,000 in 1994, 1995 and 1996, respectively. Total future minimum payments due under noncancelable operating leases at December 28, 1996, are $1,220,000 in 1997; $1,041,000 in 1998; $953,000 in 1999; $880,000 in 2000; $850,000 in 2001; and
$3,714,000 in 2002 and thereafter. Total future minimum lease payments are $8,658,000.

6. RELATED PARTY TRANSACTIONS

 Corporate Services Agreement

  The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company pays Thermo Electron an annual fee equal to 1.0% of the Company's revenues. The Company paid Thermo Electron an amount equal to 1.25% and 1.20% of the Company's revenues in 1994 and 1995, respectively. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. For these services, the Company was charged $629,000, $335,000 and $438,000 in 1994, 1995 and 1996, respectively.
Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). For additional items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

 Research and Development Agreement

  Pursuant to a subcontract entered into in October 1993, the Company performs research and development services for Coleman Research Corporation ("Coleman"), which is the prime contractor under a contract with the U.S. Department of Energy. Coleman is a wholly owned subsidiary of Thermo Electron and was acquired by Thermo Electron in March 1995. Coleman paid the Company $234,000, $829,000 and $619,000 for services rendered in 1994, 1995 and 1996, respectively.

                                     F-16


                           THERMEDICS DETECTION INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 Purchase Arrangement

  The Company purchases an X-ray source that is used as a component in its InScan systems from Trex Medical Corporation, a publicly traded, majority-owned subsidiary of ThermoTrex Corporation, which is itself a publicly-traded, majority-owned subsidiary of Thermo Electron. Each of such X-ray sources is purchased pursuant to written purchase orders. The Company paid Trex Medical Corporation $18,000, $285,000 and $162,000 under this arrangement in 1994, 1995 and 1996, respectively.

 Sublease Agreement

  Subsequent to year end 1996, the Company subleased approximately 8,000 square feet of space in its Chelmsford, Massachusetts, facility to Thermo Cardiosystems Inc. ("Thermo Cardiosystems"), a publicly traded, majority-owned subsidiary of Thermedics, under a two-year sublease agreement. Under this sublease, Thermo Cardiosystems will pay the Company base rent of $40,000 in the first year and $44,000 in the second year, together with an amount equal to approximately $33,000 per year, representing Thermo Cardiosystems' pro rata allocation of the facility's aggregate operating costs, real estate taxes and utilities.

 Repurchase Agreement

  The Company invests excess cash in a repurchase agreement with Thermo Electron as discussed in Note 1.

7. PRIVATE PLACEMENTS OF COMMON STOCK

  In March 1996, the Company issued 300,000 shares of its common stock in a private placement at $10.00 per share, for net proceeds of $3,000,000.

  In November 1996, the Company issued 383,500 shares of its common stock in a private placement at $10.75 per share, for net proceeds of $3,964,000.

                                     F-17


                           THERMEDICS DETECTION INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

8. SIGNIFICANT CUSTOMER AND GEOGRAPHICAL INFORMATION

  Sales to one customer accounted for 64%, 36% and 24% of the Company's total revenues in 1994, 1995 and 1996, respectively.

  The Company is engaged in one business segment: developing, manufacturing and marketing of high-speed on-line detection and measurement systems used in a variety of industrial process applications, explosives detection and laboratory analysis. The following table shows data for the Company by geographical area.

                                                     1994     1995     1996
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
   Revenues:
     United States................................. $47,098  $22,571  $32,003
     The Netherlands...............................     --       --     7,547
     Other Europe..................................   7,454    4,057    5,893
     Other.........................................   2,042    2,600    2,588
     Transfers among geographical areas (a)........  (6,251)  (1,274)  (4,281)
                                                    -------  -------  -------
                                                    $50,343  $27,954  $43,750
                                                    =======  =======  =======
   Income before provision for income taxes:
     United States................................. $ 9,505  $ 2,933  $  (859)
     The Netherlands...............................     --       --     1,514
     Other Europe..................................     317     (127)     394
     Other.........................................    (126)     348      412
     Corporate and eliminations (b)................    (127)    (664)       6
                                                    -------  -------  -------
     Total operating income........................   9,569    2,490    1,467
     Other expense.................................     --       (72)    (878)
                                                    -------  -------  -------
                                                    $ 9,569  $ 2,418  $   589
                                                    =======  =======  =======
   Identifiable assets:
     United States................................. $14,369  $15,806  $31,924
     The Netherlands...............................     --       --     8,574
     Other Europe..................................   2,509    2,850    3,506
     Other.........................................     915    1,666    1,615
     Corporate and eliminations (c)................     --       --     7,864
                                                    -------  -------  -------
                                                    $17,793  $20,322  $53,483
                                                    =======  =======  =======
   Export revenues included in United States
    revenues above (d):
     Mexico........................................ $10,416  $ 1,363  $ 2,015
     Germany.......................................   6,028    3,914    2,487
     Other Europe..................................   9,200    3,995    4,420
     South America.................................  10,892    3,271    3,998
     Other.........................................   3,139    2,341    4,437
                                                    -------  -------  -------
                                                    $39,675  $14,884  $17,357
                                                    =======  =======  =======

--------
(a) Transfers among geographical areas are accounted for at prices that are representative of transactions with unaffiliated parties.
(b) Primarily general and administrative expenses.
(c) Primarily cash and cash equivalents.
(d) In general, export sales are denominated in U.S. dollars.

9. SUBSEQUENT EVENT

  In March 1997, the Company sold 2,671,292 shares of common stock in an initial public offering at $11.50 per share for net proceeds of $28.1 million. Following the offering, Thermedics owned 75% of the Company's outstanding common stock.

                                     F-18


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Moisture Systems Corporation and Moisture Systems Limited:

  We have audited the accompanying combined balance sheet of Moisture Systems Corporation and Moisture Systems Limited (collectively, the Company) as of December 30, 1995, and the related combined statements of income, cash flows and owners' investment for the year ended December 30, 1995 and for the period from December 31, 1995 through January 25, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Moisture Systems Corporation and Moisture Systems Limited as of December 30, 1995 and the results of their operations and their cash flows for the year ended December 30, 1995 and for the period from December 31, 1995 through January 25, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
February 3, 1997

                                     F-19


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

                          COMBINED STATEMENT OF INCOME
                                 (IN THOUSANDS)

                                                                   DEC. 31, 1995
                                                                      THROUGH
                                                           1995    JAN. 25, 1996
                                                          -------  -------------
Revenues (Note 6)........................................ $12,075     $1,141
                                                          -------     ------
Costs and Operating Expenses:
  Cost of revenues.......................................   5,805        563
  Selling, general and administrative expenses...........   5,423        495
                                                          -------     ------
                                                           11,228      1,058
                                                          -------     ------
Operating Income.........................................     847         83
Interest Income..........................................      24          1
Interest Expense (Note 4)................................    (189)       (18)
                                                          -------     ------
Income Before Provision for Income Taxes.................     682         66
Provision for Income Taxes (Note 3)......................      47          6
                                                          -------     ------
Net Income............................................... $   635     $   60
                                                          =======     ======




    The accompanying notes are an integral part of these combined financial statements.

                                      F-20


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

                             COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                         1995
                                                                        ------
                                ASSETS
Current Assets:
  Cash and cash equivalents............................................ $  297
  Accounts receivable, less allowance of $86...........................  2,264
  Inventories..........................................................  1,978
  Prepaid expenses.....................................................     26
                                                                        ------
                                                                         4,565
                                                                        ------
Property, Plant and Equipment, at Cost, Net............................  1,006
                                                                        ------
Other Assets...........................................................     22
                                                                        ------
                                                                        $5,593
                                                                        ======
                  LIABILITIES AND OWNERS' INVESTMENT
Current Liabilities:
  Notes payable and current portion of capital lease obligation (Note
   4).................................................................. $1,157
  Accounts payable.....................................................  1,008
  Accrued payroll and employee benefits................................    191
  Dividends payable (Note 5)...........................................    120
  Other accrued expenses...............................................    597
                                                                        ------
                                                                         3,073
                                                                        ------
Long-term Obligations:
  Capital lease obligation (Note 4)....................................    233
  Other................................................................     42
                                                                        ------
                                                                           275
                                                                        ------
Owners' Investment (Note 5):
  Common Stock.........................................................    --
  Capital in excess of par value.......................................  3,128
  Accumulated deficit..................................................   (587)
  Treasury stock, at cost..............................................   (296)
                                                                        ------
                                                                         2,245
                                                                        ------
                                                                        $5,593
                                                                        ======


    The accompanying notes are an integral part of these combined financial statements.

                                      F-21


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  DEC. 31, 1995
                                                                     THROUGH
                                                          1995    JAN. 25, 1996
                                                         -------  -------------
OPERATING ACTIVITIES:
  Net income............................................ $   635      $  60
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation........................................     445         11
    Provision for losses on accounts receivable.........      33          2
    Other noncash expenses..............................      (2)       --
    Changes in current accounts:
      Accounts receivable...............................     495       (160)
      Inventories.......................................    (486)       120
      Other current assets..............................      85          6
      Accounts payable..................................    (188)       146
      Other current liabilities.........................     256         (9)
                                                         -------      -----
        Net cash provided by operating activities.......   1,273        176
                                                         -------      -----
INVESTING ACTIVITIES:
  Purchases of property, plant and equipment............    (112)        (4)
  Proceeds from sale of property, plant and equipment...      96        --
  Increase in other assets..............................     (22)        (8)
                                                         -------      -----
        Net cash used in investing activities...........     (38)       (12)
                                                         -------      -----
FINANCING ACTIVITIES:
  Net proceeds from line of credit (Note 4).............     723        --
  Repayment of note payable (Note 4)....................  (1,071)       --
  Repayment of capital lease obligation.................    (409)       (34)
  Repayment of related party debt (Note 7)..............     (89)       (23)
  Dividends paid........................................    (617)      (120)
                                                         -------      -----
        Net cash used in financing activities...........  (1,463)      (177)
                                                         -------      -----
Decrease in Cash and Cash Equivalents...................    (228)       (13)
Cash and Cash Equivalents at Beginning of Period........     525        297
                                                         -------      -----
Cash and Cash Equivalents at End of Period.............. $   297      $ 284
                                                         =======      =====
CASH PAID FOR:
  Interest.............................................. $   189      $  18
                                                         =======      =====
  Income Taxes.......................................... $    36      $ --
                                                         =======      =====

    The accompanying notes are an integral part of these combined financial statements.

                                      F-22


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

                    COMBINED STATEMENT OF OWNERS' INVESTMENT
                                 (IN THOUSANDS)

                                                 CAPITAL IN
                                          COMMON EXCESS OF  ACCUMULATED TREASURY
                                          STOCK  PAR VALUE    DEFICIT    STOCK
                                          ------ ---------- ----------- --------
BALANCE DECEMBER 31, 1994................ $ --     $3,128      $(866)    $(296)
Net income...............................   --        --         635       --
Dividends declared (Note 5)..............   --        --        (356)      --
                                          -----    ------      -----     -----
BALANCE DECEMBER 30, 1995................   --      3,128       (587)     (296)
Net income...............................   --        --          60       --
                                          -----    ------      -----     -----
BALANCE JANUARY 25, 1996................. $ --     $3,128      $(527)    $(296)
                                          =====    ======      =====     =====




    The accompanying notes are an integral part of these combined financial statements.

                                      F-23


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination and Nature of Operations

  The accompanying combined financial statements include the accounts of Moisture Systems Corporation (a Massachusetts corporation) and Moisture Systems Limited (a United Kingdom corporation) (collectively, "the Company"), companies under common control. The Company designs, manufactures and sells instruments that use near infrared spectroscopy to measure moisture and other product constituents, including fats, proteins, oils, flavorings, solvents, adhesives and coatings, in a variety of manufacturing processes. The Company's systems are used across the food, pharmaceutical, chemical, petrochemical, tobacco, forest products, pulp and paper, converting, plastics, textiles, corrugating and other industries. All material intercompany accounts and transactions have been eliminated.

 Fiscal Year

  The Company has adopted a fiscal year ending the Saturday nearest December
31. References to 1995 are for the fiscal year ended December 30, 1995.

 Revenue Recognition

  The Company recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty and installation costs at the time of shipment.

 Cash and Cash Equivalents

  The Company considers liquid investments with original maturity of three months or less when purchased to be cash equivalents.

 Inventories

  Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor and manufacturing overhead. The components of inventories are as follows:

                                                                       1995
                                                                  --------------
                                                                  (IN THOUSANDS)
   Raw material and supplies.....................................     $1,812
   Work in process and finished goods............................        166
                                                                      ------
                                                                      $1,978
                                                                      ======

 Property, Plant and Equipment

  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: building--30 years; building under capital lease--ten years; and machinery and equipment--three to ten years. Property, plant and equipment consist of the following:

                                                                       1995
                                                                  --------------
                                                                  (IN THOUSANDS)
   Building......................................................     $  213
   Building under capital lease..................................      3,058
   Machinery and equipment.......................................      1,506
                                                                      ------
                                                                       4,777
   Less: Accumulated depreciation and amortization...............      3,771
                                                                      ------
                                                                      $1,006
                                                                      ======

 Fair Value of Financial Instruments

  The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, notes payable and current portion of capital lease obligation, accounts payable, and long-term obligations. The

                                     F-24


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED) carrying amounts of these financial instruments, with the exception of long-term obligations, approximate fair value due to their short-term nature. The carrying amount of long-term obligations approximates fair value based on the borrowing rates currently available to the Company.

 Foreign Currency

  All assets and liabilities of the Company's foreign operations are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for the two periods presented.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. EMPLOYEE BENEFIT PLAN

 401(k) Savings Plan

  Substantially all of the Company's full-time U.S. employees are eligible to participate in the Company's 401(k) savings plan. Contributions to the 401(k) savings plan are made by the employee. The Company does not contribute to this plan.

3. INCOME TAXES

  Moisture Systems Corporation has elected to be taxed as an S corporation for federal and state income tax purposes. As an S corporation, taxable income of Moisture Systems Corporation is reported on the individual income tax returns of its stockholders, although certain states require a corporate-level tax. Moisture Systems Limited is taxable at U.K. tax rates. The Company provides for state and foreign income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes."

  Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial reporting basis and income tax basis of assets and liabilities as measured by the enacted tax laws and rates expected to be applicable when the differences reverse.


                                     F-25


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
  The components of income before provision for income taxes are as follows:

                                                                   DEC. 31, 1995
                                                                      THROUGH
                                                              1995 JAN. 25, 1996
                                                              ---- -------------
                                                                (IN THOUSANDS)
   Domestic.................................................. $580     $117
   Foreign...................................................  102      (51)
                                                              ----     ----
                                                              $682     $ 66
                                                              ====     ====

  The components of the provision for income taxes are as follows:

                                                                   DEC. 31, 1995
                                                                      THROUGH
                                                              1995 JAN. 25, 1996
                                                              ---- -------------
                                                                (IN THOUSANDS)
   Currently payable:
     State................................................... $12      $  2
     Foreign.................................................  21         4
                                                              ---      ----
                                                               33         6
                                                              ---      ----
   Net deferred:
     State...................................................  14       --
                                                              ---      ----
                                                              $47      $  6
                                                              ===      ====

  The provision for income taxes differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

                                                              DEC. 31, 1995
                                                                 THROUGH
                                                    1995      JAN. 25, 1995
                                               -------------- -------------
                                                      (IN THOUSANDS)
   Income tax provision at statutory rate.....     $ 232          $ 22
   Increases (decreases) resulting from:
     Income taxed to shareholders.............      (197)          (18)
     State income taxes.......................        26             1
     Foreign tax differential ................       (14)            1
                                                   -----          ----
                                                   $  47          $  6
                                                   =====          ====

  Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                    1995
                                               --------------
                                               (IN THOUSANDS)
   Prepaid income taxes:
     U.K. building indexation.................     $  90
     Various reserves and accruals............        12
                                                   -----
                                                     102
   Less: Valuation allowance..................       (90)
                                                   -----
                                                   $  12
                                                   =====
   Deferred income taxes:
     Capital lease............................     $  17
                                                   =====

  The valuation allowance was established by Moisture Systems Limited due to the uncertainty of the realizability of the U.K. building indexation value and the ability to use U.K. loss carryforwards.


                                      F-26


           MOISTURE SYSTEMS CORPORATION AND MOISTURE SYSTEMS LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONCLUDED)

4. LONG-TERM OBLIGATION AND OTHER FINANCING ARRANGEMENTS

  The Company entered into a building lease that met the requirements for treatment as a capital lease. The future minimum lease payments under the agreement are as follows:

                                                                  (IN THOUSANDS)
   1996..........................................................      $480
   1997..........................................................       240
                                                                       ----
                                                                        720
   Less: amount representing interest............................        53
                                                                       ----
   Present value of minimum lease payments.......................       667
   Less: current portion.........................................       434
                                                                       ----
   Long-term capital lease obligation............................      $233
                                                                       ====

  As of December 31, 1994, the Company had $1,071,000 outstanding under a note payable with a bank. Borrowings bore interest at the prime rate plus 1%, which was 9.5% at December 31, 1994, and were secured by the assets of the Company. The outstanding balance on this note was paid in June 1995.

  In June 1995, the Company entered into a line of credit agreement with a bank. Borrowings bore interest at the prime rate plus 1%, were secured by the assets of the Company and were due in April 1996. As of December 30, 1995, the Company had $723,000 principal amount outstanding under this agreement, bearing interest at 9.5%. Maximum borrowings during the period were $1,400,000. The outstanding balance on this agreement was paid upon the sale of the Company (Note 8).

5. OWNERS' INVESTMENT

  A dividend to owners of the Company of $381,000 was declared in 1994 and paid in 1995. A dividend to owners of the Company of $356,000 was declared in 1995.

6. SIGNIFICANT CUSTOMER AND EXPORT SALES

  Sales to one customer accounted for 11% of the Company's total revenues in 1995.

  The Company's export sales to the Netherlands were 12% of total revenues in 1995. All other export sales were 32% of total revenues in 1995.

7. RELATED PARTY TRANSACTIONS

  The Company has entered into certain transactions with its owners and affiliated companies. These transactions include sales, purchases, leasing and short-term borrowings. Any amounts related to these related party transactions, which have not been eliminated, have been separately presented or are not material to the financial statements taken as a whole.

8. SALE TO THERMEDICS DETECTION INC.

  On January 25, 1996, the Company was sold to Thermedics Detection Inc.

                                     F-27


AUDITOR'S REPORT

 Introduction

  We have audited the accompanying 1995 and 1994 consolidated and parent company financial statements of Rutter & Co. B.V. at Enschede. Our audit procedures also included the disclosures included in the supplementary information under the caption "United States Generally Accepted Accounting Principles (U.S. GAAP)". These financial statements and such supplementary information are the responsibility of the entity's management. Our responsibility is to express an opinion on these financial statements and such supplementary information based on our audits.

 Scope

  We conducted our audit in accordance with auditing standards generally accepted in the Netherlands and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 Opinion

  In our opinion, the above mentioned financial statements of Rutter & Co. B.V. give a true and fair view of the financial position of the entity as of December 31, 1995 and 1994 and of the result for the years then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the legal requirements for financial statements as included in
Part 9, Book 2 of the Netherlands Civil Code.

  Generally accepted accounting principles in the Netherlands vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected net income for each of the two years in the period ended December 31, 1995 and stockholders' equity as of December 31, 1995 and 1994, to the extent summarized in the supplementary information under the caption "United States Generally Accepted Accounting Principles (U.S. GAAP)". In our opinion, such supplementary information when considered in relationship to the basic financial statements taken as a whole presents fairly in all material respects the information set forth therein.

Deloitte & Touche Registeraccountants

Almelo, The Netherlands

March 13, 1996, except for the
supplementary information under the
caption "United States Generally
Accepted Accounting Principles (U.S.
GAAP)", as to which the date is
December 20, 1996.

                                     F-28


                               RUTTER & CO. B.V.

           CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 1995 AND 1994

                      (EXPRESSED IN NETHERLANDS GUILDERS)

                                               1995                1994
                                        ------------------- -------------------
                                                        NLG                 NLG
ASSETS
Fixed assets
Tangible fixed assets
  Office furniture and equipment.......   128,504             119,565
  Leasehold improvements...............   152,720               5,200
  Other fixed assets...................    28,000   309,224    11,630   136,395
                                        ---------           ---------
Financial fixed assets
  Participations in group companies....       --              839,241
  Other receivables....................    17,539    17,539    17,381   856,622
                                        ---------           ---------
Current assets
Inventories............................           1,430,415           1,548,100
Receivables
  Accounts receivable, net of allow-
   ances of NLG 32,640 in 1995 and NLG
   33,360 in 1994...................... 2,389,051           1,886,393
  Other receivables and prepayments....   383,728             288,090
                                        ---------           ---------
                                                  2,772,779           2,174,483
Cash at bank and in hand...............           1,061,735             819,783
                                                  ---------           ---------
                                                  5,591,692           5,535,383
                                                  =========           =========
GROUP EQUITY, PROVISIONS AND LIABILI-
 TIES
Group equity
Legal entity share in group equity..... 1,795,569           1,259,669
Minority interest......................    22,063              12,471
                                        ---------           ---------
                                                  1,817,632           1,272,140
PROVISIONS
Pensions...............................             286,313             245,625
Short-term liabilities
Accounts payable....................... 1,078,612             831,278
Taxes and social security..............   121,995             100,899
Other payables and accrued liabili-
 ties.................................. 2,287,140           3,085,441
                                        ---------           ---------
                                                  3,487,747           4,017,618
                                                  ---------           ---------
                                                  5,591,692           5,535,383
                                                  =========           =========

                                      F-29


                               RUTTER & CO. B.V.

CONSOLIDATED PROFIT AND LOSS ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1995 AND
                                      1994

                      (EXPRESSED IN NETHERLANDS GUILDERS)

                                            1995                  1994
                                    --------------------  --------------------
                                                 NLG                   NLG
Net sales.........................            13,707,261            11,293,027
Cost of materials.................             6,785,566             5,688,601
                                              ----------            ----------
Gross margin......................             6,921,695             5,604,426
Wages and salaries................  1,937,551             1,862,455
Social security costs.............    450,089               493,875
Depreciation and amortization.....    101,537                80,154
Other operating expenses..........  1,476,502             1,448,109
                                    ---------             ---------
Total operating expenses..........             3,965,679             3,884,593
                                              ----------            ----------
Operating result..................             2,956,016             1,719,833
Interest income...................                37,771                26,450
Interest charges..................                57,729                85,288
                                              ----------            ----------
Result on ordinary activities be-
 fore taxation....................             2,936,058             1,660,995
Taxation on result of ordinary
 activites........................             1,057,674               572,478
                                              ----------            ----------
Result on ordinary activities af-
 ter taxation.....................             1,878,384             1,088,517
Minority interest.................                10,522                (7,302)
                                              ----------            ----------
                                               1,888,906             1,081,215
Result non-consolidated companies,
 after taxation...................                  (689)              346,467
                                              ----------            ----------
Net income........................             1,888,217             1,427,682
                                              ==========            ==========

                                      F-30


                               RUTTER & CO. B.V.

 NOTES TO THE CONSOLIDATED BALANCE SHEETSAND THE CONSOLIDATED PROFIT AND LOSS
                                   ACCOUNTS

ACTIVITIES

  The principal operations of Rutter & Co. B.V. (the "Company") are commercial activities including the sale of automatic control systems and machinery-equipment to customers in various industries in Western Europe as well as the development of equipment. The Company is also a sales agent in the Netherlands for a number of foreign suppliers.

  The Company was wholly owned by Rutter Holdings B.V. during the periods covered by these financial statements. On January 25, 1996, Thermedics Detection Inc. purchased all of the outstanding shares of the Company.

ACCOUNTING POLICIES

 General

  The Company's financial statements are prepared in accordance with accounting principles generally accepted in the Netherlands, which differ in certain material respects from U.S. GAAP as summarized in the supplementary information.

  The accounting principles are based on the historical cost convention. Assets and liabilities are stated at face value if not mentioned otherwise at the applicable sheet item. Exchange rate differences due to transactions in currencies other than the Netherlands guilder ("foreign currencies") are reflected in the consolidated profit and loss account. From time-to-time, the Company enters into foreign exchange contracts as a hedge against accounts payable denominated in foreign currencies. The financial statements of foreign subsidiaries have been translated into Netherlands guilders at the exchange rate in effect on the respective balance sheet dates.

 Consolidation

  The following companies are included in the consolidation:

              NAME                       PERCENTAGE     STATUTORY DOMICILE
              ----                       ----------     ------------------
     Rutter & Co. B.V...................    100     Enschede (The Netherlands)
     SARL Rutter Instrumentation........     90     Perreux-sur-Marne (France)
     Systech Instruments B.V............     50     Enschede (The Netherlands)

  During 1995 the Company signed a letter of intent with Thermedics Detection
Inc., a U.S. company. The letter of intent stated that three of the Company's subsidiaries would be sold before the date of purchase of the Company's shares. Since each of the following such subsidiaries was spun-off by the Company to its shareholder, Rutter Holdings B.V., prior to December 31, 1995, due to the temporary control of these subsidiaries, the Company has accounted for such subsidiaries using the equity method:

              NAME                       PERCENTAGE     STATUTORY DOMICILE
              ----                       ----------     ------------------
     Unitron Systems Terneuzen B.V......     72     Terneuzen (The Netherlands)
     Rutter & Eichholzer AG.............    100     Zug (Switzerland)
     Rutter & Co. GmbH..................    100     Ahaus (Germany)

  All significant intercompany profits, transactions and balances have been eliminated in consolidation.

                                     F-31


                               RUTTER & CO. B.V.

       VALUATION OF ASSETS AND LIABILITIES AND DETERMINATION OF RESULTS

VALUATION OF ASSETS AND LIABILITIES

 Tangible fixed assets

  The tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets. In the case of leasehold improvements, the estimated useful lives of the related assets do not exceed the remaining term of the corresponding lease. The following table presents the assigned economic lives of the Company's equipment and other fixed assets:

               CATEGORY                                  ASSIGNED ECONOMIC LIFE
               --------                                  ----------------------
       Leasehold improvements...........................         6 years
       Office furniture and equipment...................       3-5 years
       Other fixed assets...............................       3-5 years

 Financial fixed assets

  Other receivables are stated at face value.

 Inventories

  Equipment inventories are stated at the lower of cost or market (first-in, first-out method). Allowances are made for slow-moving, obsolete or unsaleable stock.

 Receivables

  Receivables are stated at nominal value, less an allowance for possible uncollectible amounts. Other receivables at December 31, 1995 include the sold participations Rutter & Eichholzer AG at Zug (Switzerland) and Rutter & Co. GmbH at Ahaus (Germany).

 Provisions

  The provision for pension liabilities concerns a past-service liability. The past-service liability is calculated proportionally based on market rate and actuarial principles.

DETERMINATION OF CONSOLIDATED RESULTS

  Determination of the consolidated results is based on the accrual method of accounting. Profits are recognized as far as they are realized at balance sheet date, losses and risks are recognized at the moment they can be ascertained. Sales include the fees charged to customers for delivered goods or services excluding value added tax.

  The cost of materials sold consist of the purchase price of the goods combined with freight, import duties and realized exchange differences on the purchase transactions in foreign currencies. The Company is included in a fiscal unity for corporate income taxes and value added taxes with its parent company Rutter Holdings B.V. and Pover Gemeenschappelijk Bezit B.V. For these financial statements, income and value added tax effects for the Company have been calculated on a stand-alone basis.

                                     F-32


                               RUTTER & CO. B.V.

NOTES TO SPECIFIC ITEMS OF THE CONSOLIDATED BALANCE SHEETS AND THE CONSOLIDATED
                            STATEMENT OF OPERATIONS

CONSOLIDATED BALANCE SHEET

                                                     OFFICE     OTHER
                                                    FURNITURE OPERATING
                                        LEASEHOLD      AND      FIXED
                                       IMPROVEMENTS EQUIPMENT  ASSETS    TOTAL
                                       ------------ --------- --------- --------
                                           NLG         NLG       NLG      NLG
FIXED ASSETS
Tangible fixed assets
Book value at January 1, 1994.........     9,695      98,362    19,391   127,448
Additions.............................       --       70,480       --     70,480
                                         -------     -------   -------  --------
                                           9,695     168,842    19,391   197,928
Book value of disposals...............       --          --        --        --
Depreciation..........................     4,495      48,974     7,761    61,230
Foreign currency differences..........       --         (303)      --       (303)
                                         -------     -------   -------  --------
Book value at December 31, 1994.......     5,200     119,565    11,630   136,395
Additions.............................   180,659      66,825    37,395   284,879
                                         -------     -------   -------  --------
                                         185,859     186,390    49,025   421,274
Book value of disposals...............       --          890    11,630    12,520
Depreciation..........................    33,139      59,003     9,395   101,537
Foreign currency differences..........       --        2,007       --      2,007
                                         -------     -------   -------  --------
Book value at December 31, 1995.......   152,720     128,504    28,000   309,224
                                         =======     =======   =======  ========
Accumulated depreciation at December
 31, 1994.............................    83,203     467,416    19,396   570,015
                                         =======     =======   =======  ========
Accumulated depreciation at December
 31, 1995.............................   116,342     524,344     9,395   650,081
                                         =======     =======   =======  ========
FINANCIAL FIXED ASSETS
Participations in group companies
Balance at January 1, 1994............                                   600,199
Net income from subsidiaries..........                                   346,467
Dividends.............................                                  (107,425)
                                                                        --------
Balance at December 31, 1994..........                                   839,241
Net loss from subsidiaries............                                      (689)
                                                                        --------
                                                                         838,552
Less:
  Sale 72%-participation in Unitron
   Systems Terneuzen B.V. at
   Terneuzen..........................                         742,144
  Sale 100%-participation Rutter &
   Eichholzer AG at Zug...............                          41,233
  Sale 100%-participation Rutter & Co.
   GmbH at Ahaus......................                          55,175   838,552
                                                               -------  --------
Balance at December 31, 1995..........                                       --
                                                                        ========
                                                                1995      1994
                                                              --------- --------
Other receivables                                                NLG      NLG
Balance at January 1..................                          17,381    24,489
Addition..............................                             158    (7,108)
                                                               -------  --------
Balance at December 31................                          17,539    17,381
                                                               =======  ========

                                      F-33


                               RUTTER & CO. B.V.

CURRENT ASSETS

 Inventories

  The inventories consist of purchased equipment and components.

 Cash at bank and in hand

  This item includes cash and bank balances.

CONTINGENT LIABILITIES

  . The companies are mostly accomodated in rented premises. Expiration dates are varying.

  . At balance sheet dates there were no forward purchase contracts in U.S.
    dollars.

  . On the basis of operational lease a number of cars is rented. The yearly charges are NLG 222,480 (1994: NLG 257,700).

  . The Company has a line of credit with a bank which provides up to a maximum of NLG 2,500,000. As security for borrowings under the line of credit, (assignment of) right of lien is given against:

   --receivables;

   --equipment;

   --company inventories and merchandise inventories;

   --shares Unitron Systems Terneuzen B.V.

   At the balance sheet dates, the Company did not draw on these facilities. The Company, Rutter Holdings B.V., Rutter & Co. GmbH and Pover
   Gemeenschappelijk Bezit B.V. are severally liable.

  . The company is severally liable for tax liabilities which result from the fiscal unity with group companies for the value added tax and corporate tax.

  . At December 31, 1995 and 1994, bank guarantees (letters of credit) to the amount of NLG 123,320 and NLG 181,404 were outstanding. The guarantees, originally expressed in foreign currencies, are converted at the rates of exchange at the balance sheet dates.

  . A former Italian agent has claimed an amount of NLG 200,000 because of the termination of the commercial agency relationship. The concerning contracts were closed by Rutter & Eichholzer AG. No guarantees are given for this subsidiary by Rutter & Co. B.V. Since Eichholzer AG was sold during 1995, management does not believe this matter will materially affect results of operations or the financial position of the Company.

CONSOLIDATED PROFIT AND LOSS ACCOUNTS

 Net-sales

  The sales have increased by 22.6%.

 Wages and salaries

  In 1995, the Company employed 25 people (1994: 24). Under article 383, Book
   2 Civil Code disclosure of the remuneration of the manager is omitted.

 Director's fee

  Paid director's fees amounted to NLG 10,000 (1994: NLG 20,000).

 Social security costs

  The social security costs include pension expenses in the amount of NLG 161,041 (1994: NLG 193,863).

                                     F-34


                               RUTTER & CO. B.V.

          PARENT COMPANY BALANCE SHEETS AT DECEMBER 31, 1995 AND 1994
                          (AFTER PROFIT APPROPRIATION)

                      (EXPRESSED IN NETHERLANDS GUILDERS)

                                              1995                1994
                                       ------------------- -------------------
                                                    NLG                 NLG
ASSETS
Fixed assets
Tangible fixed assets
  Leasehold improvements..............   152,720               5,200
  Office furniture and equipment......    98,220              83,146
  Other operating fixed assets........    28,000              11,630
                                       ---------           ---------
                                                   278,940              99,976
Financial fixed assets
  Participations in group companies...              60,476             951,483
Current assets
Inventories
  Merchandise inventory...............           1,046,160           1,162,111
Receivables
  Accounts receivable................. 1,904,891           1,494,440
  Group companies.....................   812,340             798,524
  Other receivables and prepayments...   270,784             141,813
                                       ---------           ---------
                                                 2,988,015           2,434,777
Cash at bank and in hand..............             879,865             662,495
                                                 ---------           ---------
                                                 5,253,456           5,310,842
                                                 =========           =========
SHAREHOLDERS' EQUITY, PROVISIONS AND
 LIABILITIES
Shareholders' equity
  Share capital paid up and called
   up.................................   451,000             451,000
  Legally-required reserves...........       --              440,289
  Other reserves...................... 1,361,711             353,879
                                       ---------           ---------
                                                 1,812,711           1,245,168
Provisions
  Pensions                                         286,313             245,625
Short-term liabilities
  Accounts payable....................   923,165             743,904
  Group companies.....................       --            1,909,847
  Taxes and social security...........    12,935              14,357
  Other creditors and accrued liabili-
   ties............................... 2,218,332           1,151,941
                                       ---------           ---------
                                                 3,154,432           3,820,049
                                                 ---------           ---------
                                                 5,253,456           5,310,842
                                                 =========           =========

                                      F-35


                               RUTTER & CO. B.V.

 PARENT COMPANY PROFIT AND LOSS ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1995
                                    AND 1994

                      (EXPRESSED IN NETHERLANDS GUILDERS)

                                                              1995       1994
                                                            ---------  ---------
                                                               NLG        NLG
Result of participations after taxation....................   (72,455)   411,519
Balance of other profits and losses........................ 1,963,313    992,762
                                                            ---------  ---------
Result after taxation...................................... 1,890,858  1,404,281
                                                            =========  =========

                                      F-36


                               RUTTER & CO. B.V.

 NOTES TO THE PARENT COMPANY BALANCE SHEETS AND PARENT COMPANY PROFIT AND LOSS
                                   ACCOUNTS

ACCOUNTING POLICIES

 General

  The accounting principles are mentioned in the notes to the consolidated balance and the consolidated profit and loss account.

VALUATION OF ASSETS AND LIABILITIES AND DETERMINATION OF RESULTS

 Financial fixed assets

  The participations are valued on the basis of the net equity method.

 Profit and loss account

  The financial statements of the company are included in the consolidated annual report. Under article 402, title 9 Civil Code it is sufficient to state a summarized profit and loss account.

    NOTES TO SPECIFIC ITEMS OF THE PARENT COMPANY BALANCE SHEETS AND PARENT
                       COMPANY PROFIT AND LOSS ACCOUNTS

BALANCE SHEET


                                                    OFFICE     OTHER
                                                   FURNITURE OPERATING
                                       LEASEHOLD      AND      FIXED
                                      IMPROVEMENTS EQUIPMENT  ASSETS    TOTAL
                                      ------------ --------- --------- -------
                                          NLG         NLG       NLG      NLG
FIXED ASSETS
Tangible fixed assets
Book value at January 1, 1994........     9,695      76,887   19,391   105,973
Additions............................       --       47,159      --     47,159
                                        -------     -------   ------   -------
                                          9,695     124,046   19,391   153,132
Book value of disposals..............       --          --       --        --
Depreciation.........................     4,495      40,900    7,761    53,156
                                        -------     -------   ------   -------
Book value at December 31, 1994......     5,200      83,146   11,630    99,976
Additions............................   180,659      65,341   37,395   283,395
                                        -------     -------   ------   -------
                                        185,859     148,487   49,025   383,371
Book value of disposals..............       --          --    11,630    11,630
Depreciation.........................    33,139      50,267    9,395    92,801
                                        -------     -------   ------   -------
Book value at December 31, 1995......   152,720      98,220   28,000   278,940
                                        =======     =======   ======   =======
Accumulated depreciation at December
 31, 1994............................    83,203     404,863   19,396   507,462
                                        =======     =======   ======   =======
Accumulated depreciation at December
 31, 1995............................   116,342     455,130    9,395   580,867
                                        =======     =======   ======   =======

                                     F-37


                               RUTTER & CO. B.V.

                                                                        NLG
                                                                      --------
   FINANCIAL FIXED ASSETS
   Participations in group companies
   Balance at January 1, 1994...............................           647,388
   Dividends................................................          (107,424)
   Results of participations after taxation.................           411,519
                                                                      --------
   Balance at December 31, 1994.............................           951,483
   Add:
     Purchase 50%-participation in Systech Instruments B.V.
      at Enschede...........................................            20,000
                                                                      --------
                                                                       971,483
   Less:
     Sale 72%-participation in Unitron Systems Terneuzen
      B.V. at Terneuzen (realizable value)..................  742,144
     Sale 100%-participation Rutter & Eichholzer AG at Zug
      (realizable value)....................................   41,233
     Sale 100%-participation Rutter & Co. GmbH at Ahaus (re-
      alizable value).......................................   55,175  838,552
                                                              ------- --------
                                                                       132,931
   Add:
     Results of participations after taxation...............           (72,455)
                                                                      --------
   Balance at December 31, 1995.............................            60,476
                                                                      ========

 Specification

     PART OF THE ISSUED CAPITAL   NOMINAL PAID SHARE CAPITAL       NAME AND DOMICILE
     --------------------------   --------------------------       -----------------
                 %
                 90                     Frfrs 900,000        SARL Rutter Instrumentation
                                                              at Perreux-sur-Marne
                 50                        NLG 40,000        Systech Instruments B.V. at
                                                              Enschede

                                      F-38


                               RUTTER & CO. B.V.

SHAREHOLDERS' EQUITY

  Differences exist between parent company shareholders' equity and group equity included in the consolidated financial statements. These differences are due to intercompany profits included in the inventory of a subsidiary, which are eliminated in the consolidation.

                                                                1995     1994
                                                              --------- -------
                                                                 NLG      NLG
     Share capital paid up and called up
     The authorized share capital consists of
     500 shares each NLG 1000,
     451 shares were issued and fully paid.
     Legally-required reserves
     Balance at January 1....................................   440,289 136,019
     Proposed appropriation for the year.....................       --  304,270
     Release in favor of the other reserve...................   440,289     --
                                                              --------- -------
     Balance at December 31..................................       --  440,289
                                                              ========= =======
     Other reserve
     Balance at January 1....................................   353,879 272,796
     From legally-required reserves..........................   440,289     --
     Write-off goodwill......................................       --  (18,928)
     Proposed appropriation for the year.....................   567,543 100,011
                                                              --------- -------
     Balance at December 31.................................. 1,361,711 353,879
                                                              ========= =======

PROFIT AND LOSS ACCOUNTS

                                                                 1995     1994
                                                                -------  -------
                                                                  NLG      NLG
     Result of participations after taxation
     Share result group companies.............................. (71,766)  65,052
     Share result other participations.........................    (689) 346,467
                                                                -------  -------
                                                                (72,455) 411,519
                                                                =======  =======

The management board: L.L.A.Pover

Enschede, The Netherlands, March 13, 1996

                                     F-39


                               RUTTER & CO. B.V.

                           SUPPLEMENTARY INFORMATION

PROVISIONS OF THE ARTICLES OF ASSOCIATION ON THE SUBJECT OF PROFIT
APPROPRIATION

 Article 14

  1. The profits are at the disposal of the general meeting of shareholders.

2. The company can only distribute if the shareholders' equity exceeds the share capital paid up and called up added with the legally-required reserves.

3. Distribution of profits takes place after the adoption of the financial statements from which it appears that distribution is allowed.

4. The general meeting of shareholders can between times decide to make a distribution, if the requirements of Article 2 are met.

POST-BALANCE-SHEET EVENTS

  Due to the sale of the shares of the Company to Thermedics Detection Inc., credit facilities are cancelled at the beginning of 1996. Hereby existing securities are given free.

PROFIT APPROPRIATION 1995

  The profit over the year 1995 in the amount of NLG 1,890,858 is at the disposal of the general meeting of shareholders. The managent board proposes to appropriate the net result as follows:

                                                                          NLG
                                                                       ---------
     Interim dividend.................................................   742,144
     Final dividend...................................................   581,171
     Allocation to other reserves (retained earnings).................   567,543
                                                                       ---------
                                                                       1,890,858
                                                                       =========

  This proposal is comprehended in the financial statements.

                                     F-40


                               RUTTER & CO. B.V.

      UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (U.S. GAAP)

a. Basis of Presentation

    The accompanying financial statements are presented using Netherlands generally accepted accounting principles (GAAP) and are denominated in Netherlands guilders. The exchange rate at December 31, 1995 was 1.60. Inclusion of separate parent company financial statements as a component of the basic financial statements is a requirement under Netherlands GAAP. No similar requirement exists under U.S. GAAP.

b. Scope of Consolidation and Related Party Transactions

    The Netherlands GAAP financial statements include the accounts of three subsidiaries using the equity method of consolidation during 1994.

  Each of the three subsidiaries was spun-off by the Company to its shareholder, Rutter Holdings B.V., during the year ended December 31, 1995. Such transactions were undertaken in advance of the sale of the ownership interests change in ownership of the Company in 1996. For U.S. GAAP purposes, such subsidiaries represent a change in the reporting entity, since the Company and the subsidiaries, which were spun-off, have been managed and financed historically as if they were autonomous, have no more than incidental common facilities and costs, will be operated and financed autonomously after the spin-off, and will not have material financial commitments, guarantees, or contingent liabilities to each other after the spin-off. Accordingly, the U.S. GAAP financial statements are presented as if the Company never had an investment in these subsidiaries.

  The financial statements of Systech Instruments B.V. are fully consolidated in the financial statements prepared under Netherlands GAAP. Under U.S. GAAP this subsidiary would have been accounted for using the equity method of accounting. Systech Instruments B.V. did not have any activities during 1995. The balances consolidated for Systech Instruments B.V. are immaterial to the consolidated balances.

c. Pension plans

  In the Netherlands, the Company sponsors a defined benefit pension plan for substantially all of its Netherlands employees. SFAS 87, the U.S. accounting principles for pensions, uses accrual assumptions, including estimated future salary increases, when calculating pension expense. For Netherlands GAAP purposes, determination of pension expense does not take future salary increases into account, but does consider prior back service costs and lower discount rates.

  In France, legally required retirement indemnities exist for U.S. GAAP purposes. However, such amounts are immaterial and have not been provided.

d. Income taxes

  Generally, temporary differences between financial statement and tax reporting do not exist in the Netherlands GAAP accounts. Accordingly, deferred income taxes which have been provided relate to the temporary differences resulting from other U.S. GAAP reconciling items.

e. Cumulative translation adjustment

  Translation adjustments for income statement items under Netherlands GAAP were calculated using the exchange rate at the applicable balance sheet dates. Under SFAS 52 of U.S. GAAP, the translation for income statement items is to be calculated using the weighted average exchange rate for the year. For purposes of applying U.S. GAAP, the SFAS 52 approach was applied starting at January 1, 1989. Since this date, the year-end exchange rate has approximated the average rate, resulting in no material differences in any year. Accordingly, no cumulative translation adjustment at December 31, 1995 and 1994 has been recorded.

f. Fair value of financial instruments

  The carrying amount of cash, accounts receivable and accounts payable approximates fair value.

g. Use of estimates

  The preparation of the Company's consolidated financial statements requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities, the disclosure of contingent assets

                                     F-41


                               RUTTER & CO. B.V.

and liabilities at the balance sheet dates, and the reported amounts of revenue and expense during the reported periods. Actual results may vary from such estimates.

h. Operating leases

  The Company leases certain facilities and automobiles under operating leases. As of December 31, 1995, the minimum annual rental commitments are as follows:

                                                                          NLG
                                                                       ---------
1996..................................................................   313,230
1997..................................................................   317,561
1998..................................................................   233,316
1999..................................................................   133,032
2000..................................................................    71,629
Thereafter............................................................       --
                                                                       ---------
  Total............................................................... 1,068,768
                                                                       =========

  Rental expense was NLG 339,245 and NLG 306,774 for the years ended December 31, 1995 and 1994, respectively.

i. New accounting pronouncement

  In March 1995, the United States Financial Accounting Standards Board issued SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which is applicable to the Company beginning in 1996. Management believes that application of SFAS 121 will not result in any adjustments to the carrying value of the Company's long-lived assets.

j. Stockholders' equity

  Differences exist between parent company shareholders' equity and group equity included in the consolidated financial statements prepared under Netherlands GAAP due to intercompany profits included in the inventory of a subsidiary, which are eliminated in the consolidation. On a U.S. GAAP basis, parent company equity would be the same as consolidated equity.

k. Dividends

  Management of the Company has proposed a final dividend of NLG 581,171 and NLG 1,000,000 at December 31, 1995 and 1994, respectively. These proposed dividends are accrued in the financial statements prepared under Netherlands GAAP. Since these proposed dividends are subject to the authorization of the general meeting of shareholders, these dividends would not be presented as a liability in the financial statements prepared under U.S. GAAP.

l. Netherlands GAAP--U.S. GAAP reconciliation

  The following is a summary of the significant adjustments to net income for the years ended December 31, 1995 and 1994 and to stockholders' equity as of December 31, 1995 and 1994, which would be required if U.S. GAAP had been applied instead of Netherlands GAAP in the financial statements:

                                                         FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                         --------------------
                                                           1995       1994
                                                         ---------  ---------
                                                            NLG        NLG
Net income according to the consolidated financial
 statements prepared under Netherlands GAAP............. 1,888,217  1,427,682
U.S. GAAP adjustments:
  Increase due to effects of applying SFAS 87,
   "Employers' Accounting for Pensions".................   156,525    177,105
  Decrease due to effects of applying SFAS 109,
   "Accounting for Income Taxes"........................   (54,780)   (61,987)
  Decrease due to elimination of net income of
   subsidiaries spun-off................................       --    (346,467)
                                                         ---------  ---------
  Net income in accordance with U.S. GAAP............... 1,989,962  1,196,333
                                                         =========  =========


                                     F-42


                               RUTTER & CO. B.V.
  A reconciliation of legal entity share in group equity in the balance sheet from Netherlands GAAP reporting to stockholder's equity in U.S. GAAP reporting is as follows:

                                                          AS OF DECEMBER 31,
                                                          --------------------
                                                            1995       1994
                                                          ---------  ---------
                                                             NLG        NLG
Legal entity share in group equity according to the
 consolidated financial statements prepared under
 Netherlands GAAP........................................ 1,795,569  1,259,669
U.S. GAAP adjustments:
  Increase due to effects of applying SFAS 87,
   "Employers' Accounting for Pensions"..................   524,379    367,867
  Decrease due to effects of applying SFAS 109,
   "Accounting for Income Taxes".........................  (183,533)  (128,753)
  Increase due to accrual of proposed final dividends....   581,171  1,000,000
  Other..................................................    29,015        --
                                                          ---------  ---------
Stockholder's equity in accordance with U.S. GAAP........ 2,746,601  2,498,783
                                                          =========  =========

  The accompanying consolidated statements of stockholder's equity has been prepared in accordance with U.S. GAAP.

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                  NUMBER OF   SHARE
                                  ORDINARY   CAPITAL                  TOTAL
                                   SHARES    AT PAR  ACCUMULATED  STOCKHOLDER'S
                                 OUTSTANDING  VALUE   EARNINGS       EQUITY
                                 ----------- ------- -----------  -------------
                                               NLG       NLG           NLG
Balance January 1, 1994.........     451     451,000  1,651,450     2,102,450
Net income......................     --          --   1,196,333     1,196,333
Dividend paid...................     --          --    (800,000)     (800,000)
                                     ---     ------- ----------    ----------
Balance December 31, 1994.......     451     451,000  2,047,783     2,498,783
Net income......................     --          --   1,989,962     1,989,962
Dividends paid..................     --          --  (1,742,144)   (1,742,144)
                                     ---     ------- ----------    ----------
Balance December 31, 1995.......     451     451,000  2,295,601     2,746,601
                                     ===     ======= ==========    ==========

                                      F-43


                               RUTTER & CO. B.V.

  Cash flow data is not required to be prepared under Netherlands GAAP. The accompanying statements of cash flows have been prepared in accordance with U.S. GAAP.

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                          1995        1994
                                                       ----------  ----------
                                                          NLG         NLG
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................  1,989,962   1,196,333
Adjustment to reconcile net income to net cash flows
 from operating activities:
  Minority interest...................................      9,592      12,471
  Depreciation........................................    101,537      67,433
  Amortization of goodwill............................        --       37,853
Effects of changes in assets and liabilities:
  Increase in accounts receivable.....................   (502,658)   (480,984)
  Decrease (increase) in inventories..................    117,685     (64,264)
  Increase in other current assets....................   (211,462)    (81,492)
  (Decrease) increase in accrued liabilities..........   (408,487)    178,432
  Increase in accounts payable........................    247,334     167,400
  Increase in deferred taxes..........................     54,780      61,987
  Increase in taxes payable...........................     21,096      27,266
                                                       ----------  ----------
Net cash provided by operating activities.............  1,419,379   1,122,435
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures..................................   (274,366)    (76,380)
Decrease in investments...............................        --      107,425
Proceeds from sale of subsidiaries....................    839,241         --
Decrease (increase) in other receivables..............       (158)      7,108
                                                       ----------  ----------
Net cash provided by investing activities.............    564,717      38,153
CASH FLOW FROM FINANCING ACTIVITIES:
Payments on long term debt............................        --     (300,000)
Dividends paid........................................ (1,742,144)   (800,000)
                                                       ----------  ----------
Net cash used in financing activities................. (1,742,144) (1,100,000)
NET CASH FLOWS........................................    241,952      60,588
CASH AT BANK AND IN HAND AT BEGINNING OF YEAR.........    819,783     759,195
                                                       ----------  ----------
CASH AT BANK AND IN HAND AT END OF YEAR...............  1,061,735     819,783
                                                       ==========  ==========

                                     F-44


                           THERMEDICS DETECTION INC.

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 28, 1996
                                  (UNAUDITED)

  On January 25, 1996, Thermedics Detection Inc. (the "Company") acquired the assets of Moisture Systems Corporation and certain affiliated companies (collectively, "Moisture Systems"), and the stock of Rutter & Co. B.V. ("Rutter") for a total purchase price of $21,668,000 in cash, which included the repayment of $700,000 of debt. To finance these acquisitions, the Company borrowed $21,200,000 from Thermedics Inc. ("Thermedics") pursuant to a promissory note (the "promissory note") due March 1998, and bearing interest at the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter. These acquisitions have been accounted for using the purchase method of accounting.

  The following unaudited pro forma combined condensed statement of income sets forth the results of operations for the year ended December 28, 1996, as if the acquisitions of Moisture Systems and Rutter had occurred on January 1, 1996. Moisture Systems and Rutter's historical statements of income represent their results for the 25 day period from January 1, 1996 through January 25, 1996, the date of acquisition by the Company. Rutter's historical consolidated statement of income, which is denominated in Netherlands guilders, has been translated at the average exchange rate of .5903 for the year ended December 28, 1996. The pro forma statement of income is not necessarily indicative of future operations or the actual results that would have occurred had the acquisitions of Moisture Systems and Rutter been made on January 1, 1996. This statement should be read in conjunction with the accompanying notes and the respective historical financial statements and related notes of the Company, Moisture Systems and Rutter appearing elsewhere in this Prospectus.

                                        HISTORICAL              PRO FORMA
                                -------------------------- --------------------
                                THERMEDICS MOISTURE
                                DETECTION  SYSTEMS  RUTTER ADJUSTMENTS COMBINED
                                ---------- -------- ------ ----------- --------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues.......................  $43,750    $1,141   $593     $(187)   $45,297
                                 -------    ------   ----     -----    -------
Costs and Operating Expenses:
  Cost of revenues.............   22,150       563    267      (187)    22,793
  Selling, general and
   administrative expenses.....   15,525       495    168        45     16,233
  Research and development
   expenses....................    4,608       --     --        --       4,608
                                 -------    ------   ----     -----    -------
                                  42,283     1,058    435      (142)    43,634
                                 -------    ------   ----     -----    -------
Operating Income...............    1,467        83    158       (45)     1,663
Interest Income................      229         1      1       --         231
Interest Expense...............   (1,119)      (18)   --        (83)    (1,220)
Other Income...................       12       --      43       --          55
                                 -------    ------   ----     -----    -------
Income Before Provision for
 Income Taxes..................      589        66    202      (128)       729
Provision for Income Taxes.....      227         6     59       (1)        291
                                 -------    ------   ----     -----    -------
Net Income.....................  $   362    $   60   $143     $(127)   $   438
                                 =======    ======   ====     =====    =======
Earnings per Share.............  $   .04                               $   .04
                                 =======                               =======
Weighted Average Shares........   10,320                                10,320
                                 =======                               =======

                                     F-45






                           THERMEDICS DETECTION INC.

            NOTE TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                  (UNAUDITED)
NOTE 1--PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 28, 1996 (IN THOUSANDS, EXCEPT IN
      TEXT)

                                                                                                DEBIT (CREDIT)
                                                                                                --------------
REVENUES
Elimination of intercompany sales between Moisture Systems and Rutter.........................       $187
                                                                                                     ----
COST OF REVENUES
Elimination of costs associated with intercompany sales between Moisture Systems and Rutter...       (187)
                                                                                                     ----
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Service fee of 1.0% of the revenues of Moisture Systems and Rutter for services provided under
 a services agreement between the Company and Thermo Electron.................................         15
Amortization over 40 years of $11,569,000 and $5,757,000 of cost in excess of net assets of
 acquired companies created by the acquisitions of Moisture Systems and Rutter, respectively..         30
                                                                                                     ----
                                                                                                       45
                                                                                                     ----
INTEREST EXPENSE
Interest expense on the $21,200,000 promissory note issued to Thermedics to finance the acquisitions of Moisture Systems and Rutter, calculated at an average interest rate of
 5.74%........................................................................................         83
                                                                                                     ----
PROVISION FOR INCOME TAXES
Income tax benefit associated with the adjustments above (excluding nondeductible amortization of cost in excess of net assets of acquired companies relating to Rutter), calculated at the
 Company's statutory income tax rate of 38%...................................................        (45)
Income tax provision associated with the earnings of Moisture Systems Corporation, an S
 corporation, calculated at the Company's statutory income tax rate of 38%....................         44
                                                                                                     ----
                                                                                                       (1)
                                                                                                     ----


                                      F-46









================================================================================

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               --------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
The Company                                                                    2
Risk Factors                                                                   3
Price Range of Common Stock                                                    8
Dividend Policy                                                                8
Selected Quarterly Financial Data
  (Unaudited)                                                                  9
Capitalization                                                                10
Selected Financial Information                                                11
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations                                                                  12
Business                                                                      16
Relationship with Thermo Electron
  and Thermedics                                                              25
Transactions with Affiliates                                                  27
Management                                                                    28
Security Ownership of Certain Beneficial
  Owners and Management                                                       34
Selling Shareholders                                                          36
Sale of Shares                                                                38
Description of Capital Stock                                                  38
Shares Eligible for Future Sale                                               39
Legal Opinion                                                                 40
Experts                                                                       40
Additional Information                                                        40
Index to Financial Statements                                                F-1

                             ----------------------


    UNTIL __________ , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                                 643,500 SHARES

                                     [Logo]

                                  COMMON STOCK

                                   PROSPECTUS

                               ____________ , 1997


================================================================================








                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimated except the Securities and Exchange Commission ("Commission") registration fee.

                                                                         AMOUNT
                                                                         ------
Securities and Exchange Commission registration fee                    $  2,286
Legal fees and expenses                                                   5,000
Accounting fees and expenses                                              5,000
Printing and engraving expenses                                          15,000
Miscellaneous                                                             2,000
  Total                                                                 $29,286

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Massachusetts Business Corporation Law and the Company's Articles of Organization and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law. Reference is made to the Company's Articles of Organization, By-Laws and form of Indemnification Agreement for Officers and Directors incorporated by reference as Exhibits 3.1, 3.2 and 10.10 hereto, respectively.

    Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

    The Selling Shareholders are obligated under the Purchase Agreements to indemnify Directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In March and November 1996, pursuant to Stock Purchase Agreements with certain investors, the Registrant sold an aggregate of 683,500 shares of its Common Stock for an aggregate gross purchase price of $7,122,625. All of such investors were accredited investors (as defined in Regulation D) who made appropriate investment representations. Such sales were made in reliance upon the exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof and Regulation D thereunder relative to sales by an issuer not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

    See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.



                                      II-1








    (b) Financial Statement Schedules

    The Financial Statement Schedules as of March 29, 1997 and the Report of Independent Public Accountants on such schedules are included in this Registration Statement. All other schedules are omitted because they are not applicable or are not required under Regulation S-X.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      II-2




                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WALTHAM, COMMONWEALTH OF MASSACHUSETTS, ON THIS 23RD DAY OF JULY, 1997.

                                            THERMEDICS DETECTION INC.


                                            By: /s/ JEFFREY J. LANGAN
                                                --------------------------------
                                                    JEFFREY J. LANGAN
                                                   PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER


                             POWER OF ATTORNEY

    Each of the undersigned Directors and Officers of Thermedics Detection Inc. hereby appoints John N. Hatsopoulos, Paul F. Kelleher, Melissa F. Riordan, Seth
H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    PURSUANT  TO  THE   REQUIREMENTS   OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                             TITLE                         DATE
                ---------                             -----                         ----
       /s/ JEFFREY J. LANGAN
-----------------------------------    President, Chief Executive Officer and     July 23, 1997
           JEFFREY J. LANGAN             Director


      /s/ JOHN N. HATSOPOULOS          Vice President, Chief Financial Officer    July 23, 1997
-----------------------------------      and Director
          JOHN N. HATSOPOULOS


        /s/ PAUL F. KELLEHER           Chief Accounting Officer                   July 23, 1997
-----------------------------------
            PAUL F. KELLEHER


        /s/ JOHN W. WOOD JR.           Director                                   July 23, 1997
-----------------------------------
            JOHN W. WOOD JR.


-----------------------------------    Director                                   July   , 1997
            MORTON COLLINS


-----------------------------------    Director                                   July   , 1997
           MATTHEW C. WEISMAN


                                      II-3



                                                                      SCHEDULE I

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To THERMEDICS DETECTION INC.:

    We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Thermedics Detection Inc. included in Thermedics Detection Inc.'s Form S-1 and have issued our report thereon dated February 3, 1997. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Thermedics Detection Inc.'s Schedule of Valuation and Qualifying Accounts, included in
Schedule II on page S-2, is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange
Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                         ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 3, 1997


                                      S-1






                                                                     SCHEDULE II

                         THERMEDICS DETECTION INC.
                     VALUATION AND QUALIFYING ACCOUNTS
                              (IN THOUSANDS)


                                            BALANCE AT    PROVISION                                           BALANCE
                                             BEGINNING   CHARGED TO                ACCOUNTS     ACCOUNTS      AT END
DESCRIPTION                                  OF PERIOD     EXPENSE    OTHER (a)   RECOVERED   WRITTEN OFF    OF PERIOD
-----------                                  ---------     -------    ---------   ---------   -----------    ---------
YEAR ENDED DECEMBER 31, 1994
 Allowance for Doubtful Accounts               $431         $128         $  --       $  --       $  (12)      $   547

YEAR ENDED DECEMBER 30, 1995
 Allowance for Doubtful Accounts               $547         $ 98         $  --       $  --       $ (129)      $   516

YEAR ENDED DECEMBER 28, 1996
 Allowance for Doubtful Accounts               $516         $582         $122        $167        $ (172)      $1,215


(a) Includes  allowance of businesses  acquired  during the year as described in
    Note 2 to Consolidated Financial Statements included elsewhere in this Prospectus and foreign currency translation adjustment.


                                      S-2







                               EXHIBIT INDEX

    Each exhibit listed below which is marked by an asterisk (*) is incorporated
by  reference  to  the   correspondingly   numbered  exhibit  to  the  Company's
Registration Statement on Form S-1 (File No. 333-19199).


 EXHIBIT
  NO.                                  DESCRIPTION OF EXHIBIT
  ---                                  ----------------------

  *2.1         -- Asset Purchase Agreement dated as of January 25, 1996 among the Registrant, Moisture
                  Systems Corporation and certain Affiliates of Moisture Systems
                  Corporation
  *2.2         -- Share  Purchase  Agreement  dated as of January  25, 1996 among the Registrant, Rutter
                  Holding B.V. and certain Affiliates of Rutter Holding B.V.
  *3.1         -- Articles of Organization of the Registrant, as amended
  *3.2         -- Bylaws of the Registrant
  *4.1         -- Specimen Common Stock Certificate
   5           -- Opinion of Seth H. Hoogasian, Esq.
 *10.1         -- Corporate Services Agreement dated as of March 20, 1996, between Thermo Electron
                  Corporation ("Thermo Electron") and the Company
  10.2         -- Thermo Electron Corporate Charter, as amended and restated effective January 3,
                  1993 (filed as Exhibit 10.1 to Thermo Electron Corporation's Annual Report on
                  Form 10-K for the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference)
 *10.3         -- Tax Allocation Agreement dated as of March 20, 1996 between Thermedics Inc.
                  ("Thermedics") and the Company
 *10.4         -- Master Repurchase Agreement dated as of March 20, 1996 between the Company and
                  Thermo Electron
 *10.5         -- Master Guarantee Reimbursement dated as of March 20, 1996 among Thermo Electron,
                  Thermedics and the Company
 *10.6         -- Master Guarantee Reimbursement dated as of March 20, 1996 between Thermedics and the Company
 *10.7         -- Equity Incentive Plan of the Company
 *10.8         -- Deferred Compensation Plan for Directors of the Company
 *10.9         -- $21.2 Million Principal Amount Promissory Note due March 1998, issued by the Company to Thermedics
 *10.10        -- Form of Indemnification Agreement for Officers and Directors
 *10.11        -- Stock Purchase Agreement dated as of March 25, 1996 between David H. Fine and the Company
 *10.12        -- Stock Purchase Agreement dated as of November 19, 1996 between Jeffrey J. Langan and the Company
  10.13        -- Stock Holding Assistance Plan and Form of Promissory Note
                  In  addition  to the  stock-based  compensation  plans  of the
                  Company,  the executive officers of the Company may be granted
                  awards   under   stock-based   compensation   plans   of   the
                  Registrant's  parent,  Thermo Electron,  and its subsidiaries, for  services  rendered to the  Company or to such  affiliated corporations.  Such plans were filed as Exhibits 10.21 through
                  10.45 to the Annual Report on Form 10-K of Thermo Electron for
                  the year ended  December  28,  1996 [File No.  1-8002]  and as
                  Exhibits 10.18 through 10.22 to the Annual Report on Form 10-K of  Thermedics  for the fiscal  year ended  December  28, 1996
                  [File No. 1-9567] and are incorporated herein by reference.
   11          -- Computation of Earnings (Loss) per Share
  *22          -- Subsidiaries of the Company
   23.1        -- Consent of Arthur Andersen LLP
   23.2        -- Consent of Arthur Andersen LLP
   23.3        -- Consent of Deloitte & Touche Registeraccountants
   23.4        -- Consent of Seth H. Hoogasian, Esq. (contained in Exhibit 5)
   24          -- Power of Attorney (contained on page II-3 of this Registration Statement)
